UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

PING IDENTITY HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed by table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Shareholders,
We are pleased to invite you to attend our 2022 Annual Meeting of Shareholders of Ping Identity Holding Corp. (“Ping Identity” or the “Company”) to be held on Tuesday, May 3, 2022, at 8:00 am (MT). This year’s Annual Meeting will be conducted virtually, via live audio webcast. Protecting the health and well- being of the attendees (employees, shareholders and the general public) is our top priority. In light of the recommendations issued by the CDC against public gatherings due to COVID-19, we think a virtual only meeting for this year is advisable. You will be able to attend the meeting online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/PING2022. You will be able to vote your shares electronically during the meeting by logging in using the 16-digit control number included in your Notice of Internet Availability in the proxy materials, on your proxy card, or on the voting instructions form accompanying these proxy materials.
The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:
1.
to elect two nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Compensation and Nominating Committee of the Board of Directors of Ping Identity (the “Board”);

2.
to ratify the appointment of PricewaterhouseCoopers LLP as Ping Identity’s independent registered public accounting firm for the year ending December 31, 2022;

3.
to consider the approval, by an advisory vote, of Ping Identity’s executive compensation (i.e., “say-on-pay” proposal);

4.
to approve the Ping Identity Holding Corp. 2022 Employee Stock Purchase Plan; and

5.
to transact other business as may properly come before the meeting or any adjournment of the meeting.

We will provide access to our proxy materials via the Internet at www.proxyvote.com rather than in hard copy. We will mail a notice containing instructions on how to access this proxy statement and our annual report on or about March 21, 2022 to all shareholders entitled to vote at the Annual Meeting. Shareholders who prefer a paper copy of the proxy materials may request one on or before April 19, 2022 by following the instructions provided in the notice we will send.
Our Board has set the record date as March 7, 2022. Only shareholders that owned Ping Identity common stock at the close of business on that day are entitled to notice and may vote at this meeting or any adjournment of the meeting. A list of Ping Identity’s shareholders of record will be available at our corporate headquarters and principal executive offices located at 1001 17th Street, Suite 100, Denver, Colorado 80202. A list of Ping Identity’s shareholders will also be available during the virtual meeting at www.virtualshareholdermeeting.com/PING2022.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend online.
Sincerely,
Andre Durand
Chief Executive Officer

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
The 2022 annual meeting of shareholders of PING IDENTITY HOLDING CORP. will be held via the internet at www.virtualshareholdermeeting.com/PING2022 on Tuesday, May 3, 2022, at 8:00 am (MT) for the following purposes:
1.
to elect two nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Compensation and Nominating Committee of the Board;

2.
to ratify the appointment of PricewaterhouseCoopers LLP as Ping Identity’s independent registered public accounting firm for the year ending December 31, 2022;

3.
to consider the approval, by an advisory vote, of Ping’s executive compensation (i.e., “say-on-pay” proposal);

4.
to approve the Ping Identity Holding Corp. 2022 Employee Stock Purchase Plan; and

5.
to transact other business as may properly come before the meeting or any adjournment of the meeting.

A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 3, 2022, at our principal executive offices located at 1001 17th Street, Suite 100, Denver, Colorado 80202. A list of Ping Identity’s shareholders will also be available during the virtual meeting at www.virtualshareholdermeeting.com/PING2022.
By Order of the Board of Directors
SHALINI SHARMA
Chief Legal Officer and Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2022
The notice of annual meeting, the proxy statement and our fiscal year 2021 annual report are available on our website at https://investor.pingidentity.com/. Additionally, in accordance with the Securities and Exchange Commission rules, you may access our proxy materials at www.proxyvote.com.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q: Why did I receive these materials?
The Board of Ping Identity is soliciting your proxy to vote at our 2022 Annual Meeting (the “Annual Meeting”) of Shareholders (or at any postponement or adjournment of the meeting). Shareholders who own shares of our common stock as of the record date, March 7, 2022 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about Ping Identity.
Notice of Electronic Availability of Proxy Statement and Annual Report.   As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our shareholders electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.
Householding.   The SEC’s rules permit us to print an individual’s multiple accounts on a single notice or set of annual meeting materials. To take advantage of this opportunity, we have summarized on one notice or set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or annual meeting materials, contact Broadridge Corporate Issuer Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the proxy materials.
Q: Who will be entitled to vote?
Shareholders who own shares of our common stock as of the Record Date, March 7, 2022, are entitled to vote at the Annual Meeting. As of the Record Date, Ping Identity had 83,868,460 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q: What will I be voting on?
You will be voting on:
1.
the election of two Class III directors to serve on the Board until the 2025 Annual Meeting and until their successors are duly elected and qualified;

2.
the ratification of the appointment of PricewaterhouseCoopers LLP as Ping Identity’s independent registered public accounting firm for the year ending December 31, 2022;

3.
the approval, by an advisory vote, of the say-on-pay proposal;

4.
the approval of the Ping Identity Holding Corp. 2022 Employee Stock Purchase Plan; and

5.
any other business as may properly come before the meeting or any adjournment of the meeting.

Q: How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.
FOR the election of John McCormack and Yancey Spruill as Class III directors;

2.
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

3.
FOR the approval, by an advisory vote, of Ping Identity’s executive compensation; and

4.
FOR the approval of the Ping Identity Holding Corp. 2022 Employee Stock Purchase Plan.

Q: Who can attend the Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year. If you are a shareholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/PING2022 and providing your control number. This number is included in the notice or on your proxy card.
If you are a shareholder holding your shares in “street name” as of the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares via the Internet at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder. If you were not a shareholder as of the Record Date, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the meeting.
If you have questions, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions). The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/PING2022 for at least one year.
Recording of the Annual Meeting will not be permitted.
Q: Why is the Annual Meeting virtual only?
In light of the environment surrounding the coronavirus, or COVID-19, this year’s Annual Meeting will be conducted virtually, via live audio webcast. Protecting the health and well-being of the attendees (employees, shareholders and the general public) is our top priority. In light of the recommendations issued by the CDC against public gatherings due to COVID-19, we think a virtual only meeting for this year is advisable.
Q: How do I cast my vote?
Beneficial Shareholders.   If you hold your shares through a broker, trustee or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.
Registered Shareholders.   If you hold shares in your own name, you are a registered shareholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/PING2022. You will need your unique control number included on your proxy card or on the instructions that accompanied your proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.
via the Internet at www.proxyvote.com;

2.
by phone by calling 1-800-690-6903; or

3.
by signing and returning a proxy card.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. (EDT) on May 2, 2022.

Q: Can I access the proxy materials electronically?
Yes. Your notice, proxy card or voting instruction card will contain instructions on how to:
1.
view our proxy materials for the Annual Meeting on the Internet; and

2.
instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available at www.proxyvote.com and our proxy materials will be available during the voting period starting on March 21, 2022.
Instead of receiving future copies of our proxy statement and annual reports by mail, shareholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q: How may I change or revoke my proxy?
Beneficial Shareholders.   Beneficial shareholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Shareholders.   Registered shareholders may change a properly executed proxy at any time before its exercise by:
1.
delivering written notice of revocation to the Chief Legal Officer and Secretary at our principal executive offices at 1001 17th Street, Suite 100, Denver, Colorado 80202;

2.
submitting another proxy that is dated later than the original proxy (including a proxy via telephone or Internet); or

3.
voting via the Internet at the Annual Meeting.

Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 — ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the two nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.
PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED ACCOUNTING FIRM
The affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote thereon is required to approve the ratification of PricewaterhouseCoopers LLP as our independent registered accounting firm. Abstentions will be counted as shares present and entitled to vote on Proposal 2 and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.
PROPOSAL 3 — NON-BINDING ADVISORY APPROVAL OF THE SAY-ON-PAY PROPOSAL
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon at the Annual Meeting will constitute the stockholders’ non-binding approval with respect to the say-on-pay proposal. Although the results will not be binding on the Board’s Compensation and Nominating Committee, the Board will consider the results of the stockholder vote when making future decisions regarding executive compensation. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 3. Broker

“non-votes” will not be deemed represented at the Annual Meeting for purposes of voting on Proposal 3 and, therefore, will have no effect on Proposal 3.
PROPOSAL 4 — PING IDENTITY HOLDING CORP. 2022 EMPLOYEE STOCK PURCHASE PLAN
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve Proposal 4. Abstentions will be counted as present and entitled to vote on the Proposal 4 and will therefore have the effect of a negative vote. Broker “non-votes” will not be deemed represented at the Annual Meeting for purposes of voting on Proposal 4 and, therefore, will have no effect on Proposal 4.
Q: When will the results of the vote be announced?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Q: What is the deadline for submitting a shareholder proposal or director nomination for the 2023 Annual Meeting?
Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in Ping Identity’s proxy statement and form of proxy for the Ping Identity’s 2023 annual meeting of shareholders must be received by Ping Identity at our principal executive offices at 1001 17th Street, Suite 100, Denver, Colorado 80202 no later than the close of business on November 21, 2022. Shareholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2023 (but not include it in Ping Identity’s proxy materials) must provide written notice of such proposal to the Chief Legal Officer and Secretary at Ping Identity’s principal executive offices no later than on February 2, 2023 and not earlier than January 3, 2023, assuming Ping Identity does not change the date of the 2023 annual meeting of shareholders by more than 30 days before or after the anniversary of the Annual Meeting. If so, Ping Identity will release an updated time frame for shareholder proposals. Any shareholder proposal or director nomination must comply with the other provisions of Ping Identity’s Amended and Restated Bylaws (the “Bylaws”) and be submitted in writing to the Secretary at Ping Identity’s principal executive offices. To comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 4, 2023.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is currently composed of eleven directors and will be composed of ten directors on the date of the Annual Meeting. Our third amended and restated certificate of incorporation (our “Certificate”) provides that the authorized number of directors may be changed only by resolution of our Board. Our Certificate also provides that our Board be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. Ms. Lisa Hook, who is currently a director on our Board, will not stand for re-election after her current term, which will expire at the Annual Meeting. Accordingly the Compensation and Nominating Committee (the “Compensation Committee”) did not nominate Ms. Hook for re-election as a director at this Annual Meeting. The Compensation Committee has nominated Messrs. McCormack and Spruill for re-election to the Board each to serve for a three-year term ending at the 2025 Annual Meeting.
The following table sets forth the director class, name, age as of March 7, 2022 and other information for each member of our Board:
Name	Class	Age	Position	Director or Since	Term Expires	End of Term for Which Nominated
David A. Breach	I	55	Director	2019	2023
Michael Fosnaugh	I	43	Chairman	2016	2023
Martin Taylor	I	52	Director	2020	2023
Rod Aliabadi	II	37	Director	2016	2024
Andre Durand	II	54	Chief Executive Officer and Director	2016	2024
Diane Gherson	II	65	Director	2021	2024
Paul Martin	II	64	Director	2021	2024
Lisa Hook(1)	III	64	Director	2019	2022
John McCormack	III	62	Director	2016	2022	2025
Yancey L. Spruill	III	54	Director	2019	2022	2025

(1)
Ms. Hook will not stand for re-election, and her current term on our Board will expire at the Annual Meeting.

We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in software, software as a service, and technology.
The Compensation Committee believes that all directors must, at a minimum, meet the criteria set forth in the Code of Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Compensation Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the Compensation Committee considers a nominee’s differences in gender, ethnicity, tenure, skills and qualifications. The Compensation Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. While the Compensation Committee carefully considers diversity when determining Board composition, it has not established a separate formal policy regarding diversity. The Compensation Committee also will consider a combination of factors for each director, including (a) the nominee’s ability to represent all shareholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment, and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.
The Compensation Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for Ping Identity and its shareholders, and guide the long-term sustainable, dependable performance of Ping Identity.
Subject to any earlier resignation or removal in accordance with the terms of our Certificate, Bylaws and Director Nomination Agreement (as defined and discussed below) with our sponsor, Vista Equity Partners (“Vista”), our Class I directors will serve until our fourth Annual Meeting of shareholders following our initial public offering (“IPO”) in September 2019 as all Class I directors were elected for a three-year term at our 2020 Annual Meeting, our Class II directors were elected for a three-year term at our second annual meeting of shareholders, and our Class III directors will serve until this third annual meeting of shareholders. In addition, our Certificate provides that our directors may be removed with or without cause by the affirmative vote of at least a majority of the voting power of our outstanding shares of stock entitled to vote thereon, voting together as a single class for so long as Vista holds in the aggregate (directly or indirectly) 40% or more of voting power of the then outstanding shares of our capital stock then entitled to vote generally in the election of directors (“Voting Stock”). As Vista no longer holds in the aggregate (directly or indirectly) 40% or more of our Voting Stock, our directors may be removed only for cause upon the affirmative vote of at least 66 2∕3% of the voting power of our outstanding shares of stock entitled to vote thereon.
Director Nomination Agreement
We are party to a director nomination agreement (the “Director Nomination Agreement”) with Vista that provides Vista the right to designate nominees for election to our Board for so long as Vista beneficially owns 5% or more of the total number of shares of our common stock that it owned as of the completion of our IPO. Vista may also assign its designation rights under the Director Nomination Agreement to an affiliate. The Director Nomination Agreement specifically provides Vista the right to designate: (i) all of the nominees for election to our Board for so long as Vista beneficially owns 40% or more of the total number of shares of our common stock beneficially owned by Vista upon completion of our IPO, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in the Company’s capitalization (such amount of shares, as adjusted, “the Original Amount”); (ii) a number of directors (rounded up to the nearest whole number) equal to 40% of the total directors for so long as Vista beneficially owns at least 30% and less than 40% of the Original Amount; (iii) a number of directors (rounded up to the nearest whole number) equal to 30% of the total directors for so long as Vista beneficially owns at least 20% and less than 30% of the Original Amount; (iv) a number of directors (rounded up to the nearest whole number) equal to 20% of the total directors for so long as Vista beneficially owns at least 10% and less than 20% of the Original Amount; and (v) one director for so long as Vista beneficially owns at least 5% and less than 10% of the Original Amount. In each case, Vista’s nominees must comply with applicable law, stock exchange rules and our Corporate Governance Guidelines. In addition, Vista is entitled to designate the replacement for any of its Board designees whose service terminates prior to the end of the director’s term regardless of Vista’s beneficial ownership at such time. Vista also has the right to have its designees participate on committees of our Board proportionate to its stock ownership, subject to compliance with applicable law, stock exchange rules and our Corporate Governance Guidelines. The Director Nomination Agreement also prohibits us from increasing or decreasing the size of our Board without the prior written consent of Vista. This agreement will terminate at such time as Vista owns less than 5% of the Original Amount.
Shareholder Recommendations for Director Nominees
The Compensation Committee will consider shareholder nominations for membership on the Board. For the 2023 Annual Meeting, nominations may be submitted to Ping Identity Holding Corp., 1001 17th Street, Suite 100, Denver, Colorado 80202, Attn: Chief Legal Officer and Secretary, and such nominations will then be forwarded to the Chairman of the Compensation Committee. Recommendations must be in writing and we must receive the recommendation no later than February 2, 2023 and not earlier than January 3, 2023. Recommendations must also include certain other procedural requirements as specified in our Bylaws.
When filling a vacancy on the Board, the Compensation Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Compensation Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates are then evaluated based on the process outlined in our Corporate Governance Guidelines and the Compensation Committee charter, and the same process is used for all candidates, including candidates recommended by shareholders.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
John McCormack .	III	62	Director	2016	2022	2025
Yancey L. Spruill .	III	54	Director	2019	2022	2025
If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
The Board recommends that you vote “FOR” each of the director nominees.
Director Nominees to Serve for a Three-Year Term Expiring at the 2025 Annual Meeting.
John McCormack has served on our Board since June 2016. Mr. McCormack is an operating partner at Siris Capital Partners, a global investment firm, and was the chairman and interim chief executive officer of Fidelis CyberSecurity, a cybersecurity firm that specializes in threat detection, from January 2017 to July 2018. Mr. McCormack also was an advisor to the board of Forcepoint LLC (formerly Raytheon — Websense), a cyber security firm, from April 2016 to December 2016. From 2013 to 2016, Mr. McCormack was the chief executive officer of Forcepoint LLC and served as president prior to that. Mr. McCormack was previously the chairman of the Board of AppRiver, a company that specializes in cloud- based cybersecurity, until the sale of the company in 2019. Mr. McCormack received a master’s degree in information management from The George Washington University and a bachelor’s degree in computer science from the University of New Hampshire. Mr. McCormack’s board and advisory experience, coupled with his senior management experience at technology companies, and his extensive experience and leadership at technology companies, make him a valuable member of our Board.
Yancey L. Spruill has served on our board since March 2019. Mr. Spruill is currently the chief executive officer of DigitalOcean, Inc., a cloud infrastructure company. Mr. Spruill was the chief operating officer and chief financial officer of SendGrid, Inc., a formerly publicly-traded provider of e-mail marketing services, where he served from June 2015 until its February 2019 sale to publicly-traded Twilio, Inc. Prior to joining SendGrid, Inc., Mr. Spruill served as chief financial officer at TwentyEighty, Inc., a provider of training and performance improvement solutions, from September 2014 to June 2015. From August 2004 to September 2014, Mr. Spruill served as executive vice president and chief financial officer of DigitalGlobe, Inc., a formerly publicly-traded provider of geospatial information products and services. Mr. Spruill also served on the board of directors for Rally Software Development Corp., a formerly publicly-traded provider of agile development software, from 2014 until its acquisition by CA, Inc. in 2015. From 2016 to 2020 Mr. Spruill served on the board of Allscripts Healthcare Solutions, Inc., a publicly-traded electronic healthcare records technology company, and from 2018 to 2020 he also served as the lead independent director of Zayo Group Holdings, a formerly publicly-traded provider of telecommunications infrastructure services. Mr. Spruill received a bachelor of electrical engineering from the Georgia Institute of Technology and a master’s of business administration from the Amos Tuck School of Business at Dartmouth College. Mr. Spruill’s extensive financial expertise, leadership experience, experience with serving on boards of other technology companies and significant experience in the technology industry and at other technology companies, make him a valuable member of our Board.
Resigning Director
Lisa Hook has served on our board since August 2019. Ms. Hook served as president and chief executive officer of Neustar, Inc., a technology company, from October 2010 until July 2018 and as president and chief operating officer from January 2008 until October 2010. She joined the Neustar board in 2010 and continued to serve in that capacity until July 2019. Previously, Ms. Hook served as president and chief executive officer of Sunrocket, Inc., a VoIP provider; held several executive-level posts at America Online, Inc., an online services company; was a partner at Brera Capital Partners, a global private equity investment firm; was managing director of Alpine Capital Group, LLC, an investment banking firm; held several executive positions at Time Warner, Inc., a telecommunications company; was legal advisor to the Chairman of the Federal Communications Commission; and was a senior attorney at Viacom International, Inc., a production and broadcasting company. Ms. Hook serves on the boards of Philip Morris International, a publicly-traded leading international tobacco company; Fidelity National Information Services Inc., a publicly-traded global leader in banking and payment solutions; Ritchie Brothers Holdings, a publicly-traded provider of asset trading solutions; CubeIQ, a private company in the location intelligence space; Zayo Group, a private network solutions provider; and is a senior advisor on the advisory board of Trilantic Capital Partners, an investment firm. Ms. Hook has previously served as a board member at Partners Group Holdings AG, a publicly-traded global asset management company; Unisys Corporation, a publicly-traded global technology company, Senior Independent Director of RELX PLC and RELX NV, providers of information solutions, Covad Communications, Time Warner Telecom, K-12 Inc. and National Geographic Ventures. She currently serves on the National Security Telecommunications Advisory Committee to which she was appointed in 2012 by President Obama. Ms. Hook received a juris doctorate from Dickinson School of Law at Pennsylvania State University and a bachelor’s degree from Duke University. Ms. Hook’s extensive board experience, her experience as an executive for both private and public companies, and her experience in the identity, security and data privacy space make her a valuable member of our Board.
Continuing Directors
Andre Durand has served as our Chief Executive Officer since founding Ping Identity Corporation in 2001. Prior to founding Ping Identity Corporation, Mr. Durand founded Jabber, Inc., an instant messaging open source platform used by businesses globally. Mr. Durand also serves on the board of Jamf Holding Corp. Mr. Durand earned a bachelor’s degree in biology and economics from the University of California at Santa Barbara. Mr. Durand’s extensive knowledge of our business and strategy, as well as his experience in the technology industry and leadership role with us as our Chief Executive Officer, make him a valuable member of our Board.
Rod Aliabadi has served on our Board since June 2016. Mr. Aliabadi is a Managing Director at Vista. Prior to joining Vista in 2008, Mr. Aliabadi worked at the Stanford Genome Technology Center, focusing on the development of nanotechnology- driven diagnostics. Mr. Aliabadi currently serves on the board of several of Vista’s private portfolio companies, including EAB Global Inc., Integral Ad Science Inc. and TripleLift Inc. Mr. Aliabadi received a bachelor of engineering in biomedical engineering from Vanderbilt University. Mr. Aliabadi’s extensive experience in the areas of corporate strategy, technology, finance and engineering, as well as his experience on the boards of other technology and software companies, make him a valuable member of our Board.
David Breach has served on our Board since March 2019. Mr. Breach is the President and Chief Operating Officer at Vista. Prior to joining Vista in 2014, Mr. Breach worked as a Senior Corporate Partner at Kirkland & Ellis LLP, where his practice focused on representation of private equity funds in all aspects of their business. Mr. Breach was a founding partner of Kirkland & Ellis’s San Francisco office, and received numerous professional accolades while at Kirkland & Ellis. Mr. Breach sits on Vista’s Executive Committee and also the Private Equity Funds’ Investment Committee. Mr. Breach also sits on the boards of Vista portfolio companies Solera Holdings, Inc., Datto Holding Corp., Jamf Holding Corp., Cvent Holding Corp., and Stats Perform and Eagleview Technologies.. Mr. Breach received a bachelor of business administration in marketing from Eastern Michigan University and received a juris doctorate from the University of Michigan, magna cum laude, Order of the Coif. Mr. Breach is currently a member of the State Bars of California, Illinois and Michigan. Mr. Breach’s extensive experience in the areas of corporate strategy, private equity and firm governance, as well as his experience on the boards of other companies, make him a valuable member of our Board.
Michael Fosnaugh has served on our Board since June 2016 and has served as our Chairman since November 2020. Mr. Fosnaugh is a Senior Managing Director at Vista. Mr. Fosnaugh is co-head of the

Chicago office, is the co-head of Vista’s Flagship Fund, and is a member of the Executive Committee and the Flagship Funds’ Investment Committee. Mr. Fosnaugh was actively involved in Vista’s investments in Advicent, Forcepoint, Mediaocean, MRI Software, Numerator, SirsiDynix, Sunquest Information Systems, Websense and Zvwaye. Prior to joining Vista in 2005, Mr. Fosnaugh worked in the Technology, Media & Telecommunications group at SG Cowen & Co., a financial firm, where he focused on the software, services and financial technology sectors. While at SG Cowen, Mr. Fosnaugh advised clients on buy-side and sell-side transactions, public and private equity financings and other strategic advisory initiatives. Mr. Fosnaugh currently serves on the boards of Integral Ad Science Holding Corp., Jamf Holding Corp., and several of Vista’s private portfolio companies, including Acquia Inc., Alegeus Technologies Holdings Corp., Applause App Quality, Inc., CentralSquare Technologies, LLC, EAB Global Inc., Greenway Health, LLC, PlanSource Benefits Administration, Inc., SmartBear Software, Inc., STATS LLC (d/b/a STATS Perform), and TripleLift Inc. Mr. Fosnaugh received a bachelor’s degree in economics from Harvard College. Mr. Fosnaugh’s extensive experience in the areas of corporate strategy, technology, finance, marketing, business transactions and software investments, as well as his experience working with other technology and software companies, make him a valuable member of our Board.
Diane Gherson has served on our Board since March 2021. Ms. Gherson served as chief human resource officer (“CHRO”) for International Business Machines Corporation (“IBM”) for seven years, retiring in December 2020. At IBM, Ms. Gherson was responsible for the people and culture of IBM’s global workforce. During her tenure as CHRO, Ms. Gherson redesigned all aspects of IBM’s people agenda and management systems. Ms. Gherson is currently a Senior Lecturer in Business Administration at the Harvard School of Business Administration. Ms. Gherson was named HR Executive of the Year by HR Executive in 2018, and elected Fellow of the National Academy of Human Resources (NAHR), the highest honor granted in the human resources profession. She was named by Business Insider Top 100 People Changing the World of Business, and also by HR Executive to their inaugural top 100 list of HR Tech Influencers. Ms. Gherson serves on the boards of Centivo, a healthcare company and the National Academy of Human Resources. She is also an executive advisory board member at Semper Virens Venture Capital and Cognitive Talent Solutions. Prior to joining IBM in 2002, Ms. Gherson led the global compensation and performance practice at consulting firm Willis Towers Watson. Ms. Gherson holds a bachelor’s degree from Trinity College, University of Toronto, and a master’s degree in industrial and labor relations from Cornell University. Ms. Gherson’s leadership experience at a large technology company makes her a valuable member of our Board.
Paul Martin has served on our Board since January 2021. Mr. Martin served as senior vice president and chief information officer for Baxter International Inc. from January 2011 to October 2020, where he had global responsibility for information technology strategy, operations, security, and processes. Previously, Mr. Martin served as chief information officer for Rexam plc (“Rexam”), the U.K. based consumer packaging manufacturing company. During Mr. Martin’s 11 years with Rexam, Mr. Martin served in a variety of key senior management positions, including head of information technology for American National Can Group Inc. (which was acquired by Rexam). Prior to Rexam, Mr. Martin held information technology leadership positions at the CIT Group Inc., BNSF Railway Company and Frito-Lay, Inc. Mr. Martin was the recipient of the 2020 Chicago CIO of the Year Leadership ORBIE Award. In 2017, he was named to the CIO Hall of Fame by CIO Magazine for IT innovation and business leadership and was recognized in Black Enterprise’s 2017 Most Powerful Executives in Corporate America. In 2014, Mr. Martin was named among the “100 Diverse Corporate Leaders in STEM” by STEM connector and was previously recognized as a Business Leader of Color by Chicago United. Mr. Martin also serves on the boards of Unisys Corporation, a publicly traded global information technology company and Steris Corporation, a publicly-traded global provider of healthcare products and services that support infection prevention. Mr. Martin is also Vice Chairman of Baxter Credit Union. Mr. Martin received a bachelor’s degree in management information systems from Western Kentucky University. Mr. Martin’s experience in the information technology and STEM fields as well as extensive leadership experience make him a valuable member of our Board.
Martin Taylor has served on our Board since November 2020. Mr. Taylor joined Vista in 2006 and was the initial president of Vista Consulting Group. Currently, he is an Operating Managing Director at Vista Equity Partners and sits on the Vista Flagship Funds’ Investment Committee. In his capacity as an Operating Managing Director, Mr. Taylor currently sits on or participates in the boards of all Vista Flagship Fund companies. Mr. Taylor currently serves on the board of multiple Vista portfolio companies, including Jamf Holding Corp., Integral Ad Science Holding Corp. and VividSeats Inc. He also works on a variety of cross portfolio initiatives and is the president of OneVista, which is responsible for leading the OneVista executive strategy across strategic clients, portfolio companies, partners and the external directors program. Prior to joining Vista in 2006, Mr. Taylor spent over 13 years at Microsoft Corporation, a technology company, in various capacities, including roles managing corporate strategy, sales, product marketing and various segment focused teams in North America and Latin America. Mr. Taylor attended George Mason University. Mr. Taylor’s extensive experience in the areas of corporate strategy, technology, finance, business transactions and software investments, as well as his experience working with Microsoft, make him a valuable member of our Board.”
Director Nominee Candidates following our Annual Meeting
Following the Annual Meeting, the Board plans to appoint (i) Anil Arora to fill the vacancy on our Board resulting from Lisa Hook not standing for re-election and (ii) Vikram Verma to fill a vacancy to be created following the Annual Meeting. At the time of the Annual Meeting, Messrs. Arora and Verma will not be members of our Board and their appointment to our Board will remain subject to Board approval. Board approval of either candidate is not guaranteed and is subject to the discretion of our Board.
Anil Arora, 61, joined TIFIN Group, a wealth technology company, as a senior partner in 2020 and prior to that served as Chief Executive Officer of Envestnet|Yodlee and as Vice-Chairman of Envestnet (NYSE: ENV), a cloud-based leader in financial technology, data intelligence and wealth management from 2015 to 2019. Mr. Arora also held senior leadership positions at Gateway, Inc., Pillsbury and Kraft Foods. Mr. Arora currently sits on the board of directors of Conagra Brands (NYSE:CAG). Mr. Arora earned a Master of Business (M.B.A.) from the University of Michigan and a Bachelor of Science (B.S.) from Rockford College. We believe Mr. Arora’s leadership experience, financial expertise and technology experience will make him a valuable member of our Board.
Vikram Verma, 57, served as the Chief Executive Officer of 8x8 Inc. (NYSE: EGHT) for more than seven years. Mr. Verma has been a senior leader at Lockheed Martin and served as Chief Executive Officer of Savi Technology. Mr. Verma currently sits on the board of directors of Cambium Networks (NASDAQ: CMBM). Mr. Verma earned a Bachelor of Science Electrical Engineering (B.S.E.E.) degree from Florida Institute of Technology, a Master of Science Engineering (M.S.E.) degree in electrical engineering from the University of Michigan, and a graduate degree of Engineer in Electrical Engineering from Stanford University. We believe Mr. Verma’s leadership experience, financial expertise and technology experience will make him a valuable member of our Board.
Independence Status
The listing standards of the New York Stock Exchange (the “NYSE”) require that, subject to specified exceptions, each member of a listed company’s Audit Committee and Compensation Committee be independent and that Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.
Our Board has determined that all directors other than Mr. Durand, our Chief Executive Officer, meet the requirements to be an independent director. In making this determination, our Board considered the relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining his or her independence, including beneficial ownership of our common stock.
Board Meetings and Committees
For the year ended December 31, 2021, our Board held nine regular meetings and no special meetings. Our Audit Committee and our Compensation Committee held four and six meetings, respectively. Our head of internal audit met quarterly with the head of the Audit Committee. In 2021, each director attended the aggregate of at least 80% of the meetings of the Board during such director’s tenure and the total number of meetings held by any of the committees of the Board on which the director served.

Our Board has an Audit Committee and a Compensation and Nominating Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities. Directors are expected to attend the annual meeting of shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve. In 2021, every director attended the annual meeting of shareholders.
Board Member	Audit Committee	Compensation and Nominating Committee
Rod Aliabadi
David A. Breach. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .		X
Andre Durand
Michael Fosnaugh . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .		X
(Chair)
Diane Gherson . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .		X
Lisa Hook(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	X	X
Paul Martin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	X
John McCormack . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	X
Yancey L. Spruill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	X
(Chair)
Martin A. Taylor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .		X

(1)
Ms. Hook will not stand for re-election, and her current term on our Board will expire at the Annual Meeting.

Audit Committee
The Audit Committee is responsible for, among other matters:
1)
appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

2)
pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

3)
reviewing our policies on risk assessment and risk management;

4)
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

5)
reviewing the adequacy of our internal control over financial reporting;

6)
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

7)
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

8)
monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

9)
preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

10)
reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

11)
reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.

Our Board has affirmatively determined that Messrs. McCormack, Martin and Spruill and Ms. Hook meet the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 of the Exchange Act and the NYSE rules. Each member of our Audit Committee is “financially literate” in accordance with the NYSE rules. In addition, our Board has determined that Messrs. Spruill and McCormack and Ms. Hook qualify as “audit committee financial experts,” as such term is defined in Item 407(d)(5) of Regulation S-K. The written charter for our Audit Committee is available at our corporate website at investor.pingidentity.com. Our website is not part of this notice.
Compensation and Nominating Committee
The Compensation Committee is responsible for, among other matters:
1)
annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

2)
evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

3)
reviewing and approving the compensation of our other executive officers;

4)
appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

5)
conducting the independence assessment outlined in NYSE rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;

6)
annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the NYSE;

7)
reviewing and establishing our overall management compensation, philosophy and policy;

8)
overseeing and administering our compensation and similar plans;

9)
reviewing and making recommendations to our Board with respect to director compensation;

10)
reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;

11)
developing and recommending to our Board criteria for board and committee membership;

12)
subject to the rights of Vista under the Director Nomination Agreement, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

13)
developing and recommending to our Board best practices and corporate governance principles;

14)
developing and recommending to our Board a set of corporate governance guidelines; and

15)
reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.

The Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at investor.pingidentity.com. All members have been determined to be independent under current NYSE listing standards, including those standards applicable specifically to compensation and nominating committee members. Our website is not part of this notice.

Board Leadership Structure
The following section describes our Board leadership structure, the reasons why the structure is in place at this time, the roles of various positions, and related key governance practices. The mix of experienced independent, Vista-affiliated and management directors that make up our Board, along with the role of our Chairman and our Board committee composition, benefits Ping Identity and its shareholders.
Independence and Diversity; Board Mix
Our Board has an effective mix of independent and management directors. Our Board consists of all independent directors other than Mr. Durand. In terms of diversity, immediately prior to our Annual Meeting, we have two female directors and three African American directors on our Board.
Chairman
Our Bylaws provide that Vista has the right to designate the Chairman of the Board for so long as Vista beneficially owns at least 30% or more of our Voting Stock. Mr. Fosnaugh has been our Chairman since November 2020, when Vista beneficially owned at least 30% of our Voting Stock. Our Board decided that Mr. Fosnaugh should remain our chairman although Vista no longer owns at least 30% of our Voting Stock. Mr. Fosnaugh has extensive knowledge and experience in a variety of relevant areas acquired through his professional and other experiences, including technology, finance, marketing, business transactions and mergers and acquisitions. This knowledge and experience gives Mr. Fosnaugh the insight necessary to navigate the responsibilities of strategic development and execution.
Hedging Transactions
Pursuant to a written policy, we prohibit our employees, directors and officers from engaging in hedging transactions in relation to our securities, including hedging or monetization transaction mechanisms including, for example, prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Risk Oversight
The Board, as a whole and through the Audit Committee, oversees our risk management program, which is designed to identify, evaluate, and respond to our high priority risks and opportunities. The Audit Committee also takes into consideration the allocation of responsibility for risk oversight to the other committees of the Board. The risk management program facilitates constructive dialog at the senior management and Board level to proactively realize opportunities and manage risks. Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our company and provides regular updates to the Audit Committee and annual updates to the full board on the risk management program and reports on the identified high priority risks and opportunities.
We face cybersecurity risks. The mission of our security organization is to protect our customer’s data, ensure the security and integrity of both our external products and our internal systems, and to prevent security incidents involving our customers, our products, our systems and/or our employees. We utilize a risk-based approach to security, with a focus on continuous improvement; we seek to continually drive down risks throughout the organization. Our program complies with industry best practices, and achieves annual SOC 2 and ISO 27001 certifications. We embed security engineers throughout the environment, including within product development, corporate IT and cloud operations. This embedded model allows us to work closely with business stakeholders to monitor cybersecurity, operational, privacy and compliance risks related. A cross-functional, enterprise-wide risk committee, composed of members of management and other key stakeholders, routinely review strategy, policy, program effectiveness, standards enforcement and cyber issue management. Our Audit Committee is actively engaged in the oversight of our security program.

Human Capital Management
Ping Identity is committed to championing and protecting every identity, from our customers to those of our most valuable asset: our employees. Trust is core to who we are and to what we do, and we understand that how we work together is just as important as what we accomplish. We are committed to treating all who enter the Ping Identity ecosystem with respect and honesty.
Diversity, Equity, and Inclusion (“DEI”)
At Ping Identity, we are committed to championing and embracing diversity, equity, and inclusivity. We believe that innovation and creativity is maximized through having and supporting a diverse and inclusive workforce. In 2021, to further our commitment we hired our first Director of DEI to lead our DEI initiatives.
We employ inclusive recruitment and hiring practices to source diverse talent and mitigate potential bias throughout the hiring process. We also continue to recruit from a broad range of colleges and engage with organizations that support diverse students and jobseekers.
Our employees are invited to participate in our internal employee resource groups (“ERGs”), which seek to engage, connect and create a supportive environment for our employees. ERGs are comprised of employees who are linked by social factors such as culture, gender, sexual orientation, or by a common interest or goal. These employee-led groups foster diverse and inclusive workplaces aligned with our values, objectives and business practices.
Our 2021 DEI accomplishments include:
•
hiring our first Director of DEI;

•
launching seven ERGs;

•
implementing initiatives to increase awareness of key diversity celebrations and holidays;

•
establishing new external partnerships with community organizations such as Out & Equal Workplace Advocates, Women in Identity, Girls in Science, WorldDenver, and Downtown Denver Partnership;

•
conducting a third party pay equity analysis in the United States to help ensure that employees from underrepresented groups are not being underpaid based on gender and race; and

•
establishing our Ping Identity Scholarship Fund.

Career Development
At Ping Identity, we have a Learning and Performance Department with the mission to ensure that each of our valued employees achieves professional excellence which then enables them to actively contribute to the effectiveness and excellence of our company. Our Learning and Performance and Human Resources Departments collaborate with other Ping Identity departments across the organization to assist employees in achieving high performance. At Ping Identity, we strive to deliver world-class learning opportunities to improve employee performance, reduce risk and regulatory noncompliance, and deliver an extraordinary customer experience. We offer a variety of opportunities for our employees to accelerate their success and grow their careers, including on-the-job training, education reimbursement program, professional and technical certifications and training classes and courses.
Workplace Awards
In 2021, we received the Glassdoor Employees’ Choice Award, which recognized us as a Best Place to Work based on anonymous employee feedback. We have also been named by Denver Post as one of the Top Workplaces in Denver seven years in a row (2014-2021) as well as one of the best places to work by the Denver Business Journal in 2021.
Compensation and Benefits
Compensation
At Ping Identity we are committed to providing fair, market competitive pay that supports the needs of our employees and also engages our employees to achieve goals related to our success. Our strategy includes base salary, short-term company bonus or sales-related commission, and long-term incentive through employee equity awards for eligible employees.
We are committed to pay equity at Ping Identity. We believe fair and unbiased compensation is a critical component to an inclusive culture and ultimately helps us attract and retain the highest caliber talent. As part of our commitment to pay equity, and in addition to our internal practices to drive pay equity, in 2020 Ping engaged an independent third party to conduct a pay equity analysis in the United States. We believe that the results indicated that our employees from underrepresented groups are not being underpaid based on gender and race relative to others doing the same or similar work under comparable circumstances. Ping Identity intends to continue prioritizing pay equity and we plan to continue to conduct third party pay equity analyses on a rolling basis.
Benefits
In addition to competitive pay, our total rewards program includes comprehensive and inclusive employee benefits and a variety of other health and wellness options. Our benefits and perks include a 100% Ping Identity paid healthcare option, 100% paid parental leave, retirement savings with employer match, unlimited PTO, commuter offset, fitness stipend, in-office snacks and drinks, and charitable giving match. Ping Identity is also proud to offer inclusive benefits for our employees who undergo or are pursuing gender transition.
In addition, Ping Identity is asking shareholders to vote on a proposal to approve the Ping Identity Holding Corp. 2022 Employee Stock Purchase Plan at the Annual Meeting.
We evaluate benefits plans against competitors and locally provided entitlements each year to ensure they meet the evolving needs of our employees.
Company Ethos and Ethics
Conducting our business ethically and in a socially responsible way is one of the core pillars of our foundation at Ping Identity. All employees adhere to our Employee Handbook which outlines our values, security guidelines, and codes of conduct along with other internal policies and procedures. Our Code of Ethics applies to all employees including all executive officers and directors and is available on our web site. The information contained on, or that can be accessed through, our website is not incorporated by reference into this annual report, and you should not consider any information contained on, or that can be accessed through, our website as part of this proxy statement.
Ping Identity in the Community
We strive to be a good corporate citizen and leave a positive impact in the communities where we operate. In 2021, Ping Identity prioritized community volunteerism, service and charitable donations supporting education and local initiatives by partnering with local educational organizations to support female students interested in STEAM fields, establishing a four-year college scholarship for an underrepresented minority student, establishing an employee day of service and charitable contribution matching program for employees. As we develop and grow our DEI strategy and plan, we intend to work with our ERGs to help us identify additional communities, service opportunities, and charities that are significant to their members.
Health, Safety and Wellness
Team member health and safety is core to our successful operations across all areas of our business. We provide our employees and their families with access to a variety of health and wellness programs, including benefits that support their physical and mental health.
In response to the COVID-19 pandemic, we implemented changes to protect the health and safety of our employees, including:
•
building a COVID-19 Response Team comprised of facilities, security, HR, IT and business leaders;

•
implementing office closures as required so non-essential employees could work remotely; and

•
conducting several pulse surveys of our team members, with special focus on our COVID-19 response and opportunities for improvement to ensure we understood team member concerns and could proactively address those concerns.

We believe we have been able to preserve our business continuity without sacrificing our commitment to keeping our employees safe during the COVID-19 pandemic. We will continue to monitor the impact of COVID-19 to ensure that we continue to operate safely for all stakeholders.
Code of Ethics
We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Ethics is available on our website at investor.pingidentity.com/governance/governance-documents/. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website.
Meetings of Non-Management Directors
In accordance with our Corporate Governance Guidelines, the non-management directors have the opportunity to meet in executive session without members of management as often as they deem appropriate, but at a minimum do so annually.
Compensation Committee Interlocks and Insider Participation
No interlocking relationships exist between the members of our Board and the board or compensation committee of any other company.
Communications by Shareholders and Other Interested Parties with the Board
Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management or non-Vista directors as a group, by sending regular mail to:
Ping Identity Holding Corp.
1001 17th Street, Suite 100
Denver, Colorado 80202
ATTN: Board of Directors
c/o Chief Legal Officer and Secretary
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. Ping Identity will receive the communications and process them before forwarding them to the addressee. Ping Identity may also refer communications to other departments within Ping Identity. Ping Identity generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Ping Identity.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of Ping Identity as of March 7, 2022:
Name	Age	Position
Andre Durand	53	Chief Executive Officer
Raj Dani	51	Chief Financial Officer
B. Kristian Nagel	54	Chief Operating Officer
Shalini Sharma	50	Chief Legal Officer and Secretary
Andre Durand is the Chief Executive Officer and a member of our Board. His biography can be found above under “Board of Directors and Corporate Governance — Continuing Directors.”
Raj Dani has served as our Chief Financial Officer since 2016. Before joining Ping Identity Corporation, Mr. Dani served as chief financial officer of AVI-SPL, Inc., a systems integration firm from 2014 to 2016. Prior to that, Mr. Dani held senior positions within technology services companies and began his career with PricewaterhouseCoopers LLP, serving in its audit and transaction advisory practices. Mr. Dani earned a master’s degree in accounting from the University of Florida and a bachelor’s degree in business administration from Emory University. Mr. Dani is an actively licensed certified public accountant.
B. Kristian Nagel has served as our Chief Operating Officer since December 2018. Before serving in this role, Mr. Nagel was chief executive officer for Vindicia, Inc. from 2016 to 2018 and was responsible for all of its strategic and daily operations. Prior to that, Mr. Nagel was senior vice president — field operations for Vindicia, Inc. from 2008 to 2016. Prior to that, Mr. Nagel held a number of senior leadership positions in both venture-backed and public companies. Mr. Nagel began his career with Apple Inc. and holds a master’s of business administration from San Jose State University and a bachelor’s degree in management information systems from Pennsylvania State University.
Shalini Sharma has served as our Chief Legal Officer since 2022. Prior to joining Ping Identity, Ms. Sharma served as SVP and General Counsel at Vantage Data Centers where she oversaw legal and corporate governance and compliance matters during a period of expansive international growth. Sharma joined Vantage from Broadridge Financial Solutions where she was Assistant General Counsel and Chief Privacy Officer, serving the global financial services industry. Previously, she was in private practice as a corporate transactional attorney at Curtis, Mallet-Prevost, Colt & Mosle LLP in New York. Ms. Sharma holds a B.A. and M.A. from the University of Chicago and a J.D. from the University of Texas at Austin School of Law. She is also a recipient of a Fulbright Award.

EXECUTIVE AND DIRECTOR COMPENSATION
Unless we state otherwise or the context otherwise requires, in this Executive and Director Compensation section the terms “Ping Identity Corporation,” “we,” “us,” “our,” and the “Company” refer to Ping Identity Corporation, a wholly-owned subsidiary of Ping Identity Holding Corp., for the period up to our IPO, and to Ping Identity Holding Corp. for all periods following our IPO.
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our executive compensation program and the compensation awarded to, earned by, or paid to our Chief Executive Officer (CEO), our Chief Financial Officer (CFO), and our three most highly compensated officers (other than the CEO and CFO) for 2021 (who, along with the CFO and CEO, we refer to as our named executive officers, or NEOs). For 2021, our NEOs are:
Name	Position
Andre Durand	Chief Executive Officer
Raj Dani	Chief Financial Officer
B. Kristian Nagel	Chief Operating Officer
Bernard Harguindeguy	SVP of Special Projects; Former Chief Technology Officer
Lauren Romer	Former Chief Legal Officer and Secretary
On October 31, 2021, Mr. Harguindeguy transitioned to the role of SVP of Special Projects and ceased to serve as our Chief Technology Officer and as an executive officer of the Company. Ms. Romer left her position as Chief Legal Officer and Secretary, effective December 31, 2021 and will continue to serve in an advisory role until Spring 2022.
Business Overview and 2021 Performance Highlights
Overview
Our mission is to secure the digital world through intelligent identity. We deliver on this mission by providing intelligent identity solutions for the enterprise, leveraging artificial intelligence (“AI”) and machine learning (“ML”) to provide real-time authentication. We enable companies to achieve zero trust security by making identity frictionless, giving our customer the ability to go faster, get to the cloud and reduce costs, all while improving their end-user experiences.
We solve big problems for the world’s largest enterprises. We serve more than half of the Fortune 100, and we have partnerships with companies such as Microsoft and Amazon. We serve a broad range of vertical markets with particular strength in financial services, healthcare, technology, aerospace, and retail, especially among the Global 3000.
Ping Identity’s platform enables a range of use cases for workforces, for partners, and for a wide variety of consumer-facing applications. Our solutions and solution packages can be deployed as software-as-a-service (“SaaS”), as on premises software, or as hybrid. We also provide flexibility to deploy our SaaS solutions in Ping Identity’s cloud, the customer’s private cloud, or in a public cloud. We have consistently been recognized as a leader in the Identity and Access Management (“IAM”) industry by Gartner and other analysts. For example, Gartner’s Magic Quadrant research on access management has named Ping Identity a leader for the last five years. Other analysts that have named Ping Identity a leader in 2021 include KuppingerCole, ISG and Quadrant Knowledge Solutions for reports covering identity solutions for Customers, Workforce, and Internet of Things (“IoT”).
2021 was characterized by accelerating revenue and ARR growth coupled with delivering significant unlevered free cash flow. We continued to transform our business in 2021 through strategic acquisitions and build-out of our unified cloud platform delivering numerous new SaaS solutions that position us well for the future. We also entered into a new credit agreement which will improve our optionality to drive growth through both internal investment and M&A.
Below is a summary of key financial and operational performance highlights for 2021:
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Our Annual Recurring Revenue (ARR), or the annualized value of all subscription contracts as of the end of the year, was $312.7 million as of December 31, 2021, compared to $259.1 million as of December 31, 2020, an increase of 21% year-over-year;

•
Our net cash provided by operating activities was $41.9 million for the year ended December 31, 2021 compared with $22.4 million for the year ended December 31, 2020. Our Unlevered Free Cash Flow (uFCF)* for 2021 was $21.0 million, compared to $8.8 million for 2020, an increase of 139% year-over year;

•
Our SaaS revenue for 2021 was $57.6 million, compared with $38.1 million for 2020, an increase of 51% year-over-year; and

•
71 customers delivered more than $1m in ARR in 2021 compared with 51 in 2020, an increase of 39%; 314 customers delivered more than $250,000 in ARR in 2021 compared with 260 in 2020, an increase of 21%.

*
We define unlevered free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs plus cash paid for interest. Please refer to our fourth quarter 2021 earnings press release and our 2021 Annual Report for explanations of why such measures are used by management and helpful to investors and reconciliations of our non-GAAP financial measures

In addition, during 2021:
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We introduced PingOne for Government, a FedRAMP authorized offering, which will be available in 2022;

•
We acquired SecuredTouch, a leader in consumer fraud and bot detection, to mitigate risk with the customer use case in the PingOne Cloud Platform;

•
We acquired Singular Key, a leader in no-code orchestration, to streamline identity workflows and bring additional agility and flexibility to the PingOne Cloud Platform;

•
We launched PingOne Authorize, introducing cloud-based dynamic authorization capabilities for the enterprise identity security market; and

•
We entered into a new credit agreement in November 2021 consisting of a $300 million, seven-year Term Loan B and $150 million, five-year revolving credit facility.

We believe our performance in 2021 and these achievements positions us well for 2022 and future years and to continue to grow and expand our business and that the efforts of our NEOs were critical to our exceptional performance in 2021.
Overview of our Executive Compensation Program
Our executive compensation program is designed to help us attract, retain, and incentivize talented executives, to closely align pay with performance, and to align the interests of our NEOs with those of our shareholders. To further these goals, we tie a meaningful portion of our NEOs’ compensation to the attainment of key performance goals that we believe will help us attain short- and long-term business objectives and create shareholder value. In addition, we grant equity-based compensation to align the interests of our NEOs with those of our shareholders. Finally, we provide market-competitive base salaries, benefits, and severance protections to provide a fixed element of compensation designed to promote stability and to discourage any unnecessary risk-taking by our NEOs in performing their responsibilities.
Described below are some of the practices that we consider good governance features of our executive compensation program.
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Independent compensation consultant;

•
Share ownership guidelines of 5X annual base salary for our CEO and 3X annual base salary for all other NEOs;

•
Robust clawback policy;

•
Policies prohibiting the hedging and pledging of our stock;

•
No dividend equivalents on unearned RSUs;

•
No stock option repricing, exchanges or options granted below market value;

•
No change in control excise or other tax gross-ups for any executives;

•
Limited perquisites;

•
No supplemental executive retirement plan;

•
Alignment of performance goals for our NEOs with those of the employees generally; and

•
Valuing around the 50th percentile for NEO total compensation, subject to certain factors.

We believe that these features of our executive compensation program benefit the Company as a whole and serve to increase the alignment of incentives between our NEOs and our shareholders.
Process for Determining NEO Compensation
The Compensation and Nominating Committee
The Compensation Committee”) oversees our executive compensation program and is responsible for approving the nature and amount of the compensation paid to our NEOs, and for administering our equity compensation plans and awards. However, the Compensation Committee’s approval of our CEO’s compensation is subject to ratification by our Board. As described below, the Compensation Committee also works with members of management and obtains advice from an independent compensation consultant in the course of making its compensation decisions.
Say on Pay
At our 2021 annual meeting of shareholders, our shareholders approved, on an advisory basis, to hold future advisory votes on the compensation of our NEOs on an annual basis. In light of these results, we intend to provide shareholders with an opportunity to vote on the compensation of our NEOs every year. We intend to consider the results of such votes in determining the compensation of our NEOs.
The Role of Management
Our CEO and Chief Human Resources Officer review the design of our executive compensation program, working with internal resources as well as our independent compensation consultant. Based on this review, management may recommend modifications to the executive compensation program for the Compensation Committee’s consideration. In addition, our CEO provides to the Compensation Committee an assessment of the Company performance and individual performance of each NEO (other than himself). Based on this assessment, our CEO and Chief Human Resources Officer will make recommendations to the Compensation Committee on the compensation of such NEOs, including the appropriate split between elements of compensation. In preparing compensation recommendations, our CEO, Chief Human Resources Officer, and other members of management involved in the compensation process review market compensation data, consisting of peer group data and other supplementary third-party survey data, and benchmark the compensation for our NEOs against such data. Our CEO, Chief Human Resources Officer, and Chief Legal Officer typically attend meetings of the Compensation Committee but do not participate in any discussions regarding their own compensation.
Independent Compensation Consultant
During 2021, as in prior years, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consulting firm, to provide it with advice on a broad range of executive and non-employee director compensation-related matters, including the development of a peer group for compensation-setting purposes, and assistance in determining an approach to both equity-based compensation generally as well as competitive levels of cash and equity compensation for our NEOs and non-employee directors. After consideration of the independence assessment factors provided under the listing rules of the NYSE, the Compensation Committee determined that Meridian was independent and that the work it performed during 2021 did not raise any conflicts of interest.
Use of Peer Group and Market Data
The Compensation Committee uses peer group data and supplementary third-party survey data to gauge the reasonableness of its decisions on NEO compensation and the general competitiveness of our executive compensation program. The Compensation Committee considers a range of market values generally around the 50th percentile for each element of pay provided to our NEOs while also assessing experience, performance and retention considerations. For our peer group, the Compensation Committee selects companies based on the following criteria: (i) companies in the systems or application software industry, (ii) companies with which we compete for talent, and (iii) companies with comparable market capitalization and revenues. Based on this criteria, the Compensation Committee, with the assistance of Meridian, approved the following peer group companies for 2021.
2021 Peer Group
Proofpoint, Inc.	Box, Inc.	Okta, Inc.	MongoDB, Inc.
Zscaler, Inc.	Tenable Holdings, Inc.	Rapid7, Inc.	Q2 Holdings, Inc.
Qualys, Inc.	SailPoint Technology Holdings, Inc.	Varonis Systems, Inc.	Mandiant, Inc. (f/k/a FireEye, Inc.)
Mimecast Limited	Bottomline Technologies (de), Inc.	Progress Software Corporation	SecureWorks Corp.
OneSpan, Inc.	Alarm.com Holdings, Inc.	Commvault Systems, Inc.	Zix Corporation
Pay Mix
The Compensation Committee determines the general mix of the elements of our executive compensation programs. It does not target a specific mix of value for the compensation elements within these programs in either the program design or pay decisions. Rather, the Compensation Committee reviews the mix of compensation elements to help ensure an appropriate level of performance-based compensation is apportioned to the short-term, and even more to the long-term to help ensure alignment with our business goals, performance, and shareholder interests.
Components of Our NEO Compensation Program
Base Salary
Each of our NEOs is paid a base salary. The Compensation Committee believes this element of compensation is important because it provides a fixed element of compensation that reflects the individual NEO’s skills, experience and role. The Compensation Committee establishes base salaries based on a review of peer group data, if available for a particular position, and other third-party data obtained by our independent compensation consultant; internal pay equity; and each NEO’s skill set, experience, role, responsibilities and prior year performance. Such base salaries are reviewed annually, and may be adjusted based on such factors and the recommendations of our CEO, except with respect to his own base salary. The Compensation Committee reviewed the base salaries of our NEOs in February of 2021, taking into account the factors described above, and approved (or, with respect to our CEO, recommended to our Board for approval) the following base salaries, to be effective as of April 1, 2021:
Named Executive Officer	2020 Annual Base Salary(1)	2021 Annual Base Salary(1)
Andre Durand	$435,000	$435,000
Raj Dani	$375,000	$375,000
B. Kristian Nagel	$375,000	$375,000
Bernard Harguindeguy	$300,000	$300,000
Lauren Romer	$300,000	$320,000

(1)
As of December 31st of the applicable year.

Annual Cash Incentive Awards
The Compensation Committee believes that a significant portion of our NEOs’ cash compensation should be tied to our annual performance. Therefore, each of our NEOs is eligible to earn an annual cash incentive award under our annual incentive award program. The amount that may be earned is expressed as a percentage of the NEO’s base salary, with the actual amounts earned based on achievement of pre-established performance goals. The Compensation Committee believes that the achievement of these performance goals is critical to our success and will help drive increases in shareholder value.
Determination of 2021 Target Cash Incentive Award Opportunities
The Compensation Committee determines the target and maximum annual cash incentive award opportunities for each of our NEOs (or recommends such target and maximum opportunities to our Board, in the case of our CEO) on an annual basis taking into consideration the factors described above. The table below sets forth the target cash incentive award opportunity, as a percentage of annual base salary, for each of our NEOs for 2021.
Named Executive Officer	2021 Target Cash Incentive Award Opportunity
Andre Durand	100%
Raj Dani	65%
B. Kristian Nagel	80%
Bernard Harguindeguy	50%
Lauren Romer	50%
Determination of 2021 Performance Metrics
Bonus payouts are calculated based on the NEO’s target cash incentive award percentage and his or her eligible base salary earnings during the year. If an NEO’s bonus percentage is changed during the year, the bonus payouts are calculated on a pro-rata basis.
The Compensation Committee determines the performance metrics and the performance goals for our annual incentive award program on an annual basis, based on input from management, our annual operating plan, our technical roadmap, and performance projections provided by us to the financial investment community. Our performance goals are intended to be challenging, yet achievable, and to promote the achievement of short-term business objectives and while at the same time supporting our longer-term business objectives.

For 2021, the Compensation Committee chose the following performance metrics for our annual incentive award program:
Performance Metric	Description	Weighting
ARR	Annualized value of all subscription contracts as of the end of the period	35%
uFCF	Net cash flow from operating activities, plus cash paid for interest, less purchases of property and equipment and capitalized software development costs	20%
SaaS ARR	The annualized value of all subscription contracts relating to software as a service as of the end of the period	15%
Channel Sourced ARR (Channel ARR)	The percentage of ARR sourced by the channel as of the end of the period	15%
Product Deliverables	Specified product deliverables	15%
The Compensation Committee believes that these metrics are key indicators of the strength and success of our business and are a strong measurable determinant of the Company’s overall success, with two of these metrics, ARR and uFCF, serving as primary guidance metrics provided by us to the financial investment community. The Compensation Committee believes that each of SaaS ARR, Channel ARR and the product deliverables selected for 2021 focused on the Company’s PingOne and PingOne Advanced Services products offerings, are critical for our future growth and success.
Determination of 2021 Performance Goals
The Compensation Committee approves specific performance goals with respect to each performance metric based on our annual operating plan, the directional trends of such guidance, and product development as compared to our technical product roadmap for the year. With respect to each performance metric, the Compensation Committee established target and, if applicable, threshold and maximum level performance goals. The table below summarizes the performance goals established by the Compensation Committee for 2021.
Performance Metric	Weighting (at target)	Threshold Goal	Target Goal	Maximum Goal
ARR	35%	$295.5m	$297m	$302.3m
uFCF	20%	$7.0m	$9.0m	$11.0m
SaaS ARR	15%	23% of Total ARR	26% of Total ARR	N/A
Channel Sourced ARR	15%	$15.5m	$17.5m	N/A
Product Deliverables	15%	N/A	Three product deliverables	N/A
For the ARR and uFCF performance metrics, the threshold performance goals were set at the low-point of the ranges provided in our original external guidance and the target performance goals were set at the mid-point of such ranges. For the product deliverables performance metrics, the Compensation Committee selected:
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Delivering PingOne MVL for customer and workforce use cases;

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Delivering PingOne Advanced Services experience with automated deployment administration via MyPing;

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Delivering a cloud trial experience that begins in MyPing and allows seamless evolution from basic to advanced use cases; and

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Delivery of a unified administration portal for PingOne and PingOne Advanced Services.

Determination of 2021 Annual Bonus Payouts
The table below sets forth the bonus payout with respect to each performance metric upon achievement of the applicable level of performance goals compared to the target percentage (i.e., threshold performance for the ARR metric would result in a payout equal to 17.5% out of 35% for that metric). In the event of performance between threshold and target and target and maximum levels, payouts are determined based on straight-line interpolation.
Performance Metric	Weighting (at target)	Bonus Payout (Threshold Goal)	Bonus Payout (Target)	Bonus Payout (Maximum)
ARR	35%	17.5%	35%	70%
uFCF	20%	1%	20%	35%
SaaS ARR	15%	3.75%	15%	15%
Channel Sourced ARR	15%	3.75%	15%	15%
Product Deliverables	15%	N/A	15%	15%
Total	100%	26%	100%	150%
The Compensation Committee did not adjust any performance goals with respect to the annual incentive award program during 2021. In early 2022, the Compensation Committee determined the amounts payable under our 2021 annual incentive award program, as follows:
Performance Metric	Weighting (at target)	Actual Performance	Annual Award Earned
ARR	35%	312.7m	70%
uFCF	20%	21.0m	35%
SaaS ARR	15%	Above Target	15%
Channel ARR	15%	16.0m	6.3%
Product Deliverables	15%	Achieved	15%
TOTAL			141.3%
As a result, each of our NEOs received an annual cash incentive award for 2021 performance equal to 141.3% of his or her respective target annual incentive award. The Compensation Committee did not exercise any discretion to adjust, up or down, the amount of any NEO’s annual incentive award determined in accordance with the foregoing formula.
2022 Annual Cash Incentive Awards
For 2022, the Compensation Committee, based in part on input from Meridian and management, has approved a redesign of the cash incentive award program to more heavily emphasize Company financial performance, and to remove mid-year payouts for executives, which the Compensation Committee believes will better incentivize retention and financial performance, and align closer with the annual bonus programs of our peer group companies and in the market generally. Additionally, the re-designed cash incentive award program for 2022 aligns with our annual operating plan, focus on ARR and Net Retention Rate as metrics for Company valuation, and support for our diversity, equity and inclusion (DEI) initiatives across the Company.
Equity Incentive Awards
The Compensation Committee believes that in order to appropriately incentivize NEOs to create shareholder value, a significant portion of our NEOs’ compensation should be in the form of equity-based compensation. Our long-term incentive program is designed to promote stock ownership by our senior management, tie compensation realized to stock price performance, and encourage retention of key executives. Our long-term incentive program is a key tool in aligning NEO pay with value creation on behalf of shareholders.
Pre-IPO Stock Option Grants
Between 2016 and 2018 our NEOs were granted stock options. These options were to vest in part based on the NEO’s continued employment over a four-year period, and in part based on the realization of investment returns by Vista of $1.491 billion or more. The realized investment return had been nearly satisfied at $1.429 billion by the end of 2021. Based on the value of Vista’s remaining holdings, which if sold at current market values would exceed the investment return requirement, and the right to sell any or all remaining ownership stake being solely within Vista’s control, the Compensation Committee determined that Management had met the obligations under the plan to return the determined valuation. Therefore, in January 2022, the Compensation Committee deemed earned all stock options granted to our NEOs prior to our September 2019 IPO, effective as of March 31, 2022.
2021 Equity Grants
In 2021, the Compensation Committee approved the grant of restricted stock units (or RSUs) to each of our NEOs. The RSUs vest ratably over four years from the date of grant based on the NEO’s continued employment through each vesting date. The vesting of the RSUs may be accelerated under certain prescribed circumstances. Each RSU corresponds in value to a single share of our common stock. On each vesting date, the number of RSUs that vest will be distributed in an equivalent number of shares of our common stock.
The Compensation Committee granted RSUs to our NEOs because RSUs help to align the interests of our NEOs with those of our shareholders (because the value of the RSUs is tied to our share performance) and to encourage retention through time-based vesting.
The Compensation Committee set the target grant date equity value of the awards for each NEO based on the factors described above. The number of RSUs granted to each NEO was determined by dividing such grant date equity values by the average closing price of our common stock over the 30 trading days immediately preceding the RSU’s grant date. The grant date equity value of the 2021 RSUs granted to each of our NEOs is set forth below.
Named Executive Officer	2021 Grant Date Equity Award Value
Andre Durand	$5,000,000
Raj Dani	$2,400,000
B. Kristian Nagel	$2,400,000
Bernard Harguindeguy	$750,000
Lauren Romer	$1,000,000
2022 Long-Term Incentive Program
In February 2022, based in part on input from Meridian, the Compensation Committee approved a change to the structure of our annual long-term incentive program for employees at the level of Vice President and above, including our NEOs, to include performance-vesting restricted stock units (“PSUs”), in addition to the time-based RSUs that we have historically granted. The Compensation Committee continues to believe that RSUs appropriately incentivize retention and align the interests of our executives with those of our shareholders. The Compensation Committee approved the change to our annual long-term incentive program to include PSUs because it believes that a portion of each NEO’s long-term compensation should be based on the achievement of long-term performance goals, which the Compensation Committee believes is consistent with market practice, further incentivizes long-term performance, and strengthens the alignment of our NEOs’ interests with those of our shareholders. As a result, starting with the 2022 annual equity grant, our long-term incentive program for our NEOs will include a PSU component.
Employee Benefits
We maintain a tax-qualified retirement plan that provides all of our full-time U.S. employees, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under the Internal Revenue Code of 1986, as amended. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employee elective deferrals are 100% vested at all times. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made. Our NEOs participate in our 401(k) plan on the same basis as other eligible employees. We do not maintain any qualified or non-qualified defined benefit plans or supplemental executive retirement plans that cover our NEOs.
All of our full-time U.S. employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical and dental benefits, life insurance benefits, and short-term and long-term disability insurance. Our NEOs participate in these plans on the same basis as other eligible employees. We do not maintain any supplemental health or welfare plans for our NEOs.
Change in Control and Severance Benefits
We have entered into letter agreements with each of our NEOs, which provide for severance payments and benefits in connection with certain terminations of employment. In addition, the stock awards granted to our NEOs would vest in connection with a qualifying termination of employment following a change in control, and the outstanding option awards (both time-based and return-based) would vest in connection with the realization by Vista of its investment returns of $1.491 billion or more, in each case, subject to continued service through such time. These severance payments and benefits are more fully described below under “Potential Payments Upon Termination or Change in Control.”
Stock Ownership Guidelines
To further align their interests with those of our shareholders, in 2020 the Compensation Committee recommended, and our Board approved, stock ownership guidelines for our covered directors and executives. Under these guidelines, our NEOs and covered directors are required to acquire and maintain shares of our common stock having a value equal to the following multiples of their annual base salaries or annual cash retainers, as applicable, following the completion of a five-year phase-in period:
Position	Required Stock Ownership
Chief Executive Officer	5x annual base salary
Other Executive Officer	3x annual base salary
Covered Director(1)	3x annual cash retainer(2)

(1)
Non-employee directors who receive compensation for their services.

(2)
Excluding additional chair or lead director, committee, or committee chair retainers, if any.

As of December 31, 2021, all of our NEOs and covered directors were still in the phase-in period, but, nonetheless, all NEOs and covered directors satisfied these requirements.
Compensation Risk Assessment
The Compensation Committee regularly reviews our compensation policies and practices, including the risks created by our compensation plans, and has concluded that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Clawback Policy
We maintain a clawback policy that covers our executives, including all of our NEOs. Under the policy, in the event that we are required to prepare an accounting restatement, we may recover from any executive any incentive compensation erroneously paid or awarded in excess of what would have been paid under the accounting restatement.
Hedging Transactions
Pursuant to a written policy, we prohibit our employees, directors and officers from engaging in hedging transactions in relation to our securities, including hedging or monetization transaction mechanisms including, for example, prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Tax and Accounting Considerations
The Compensation Committee considers the tax and accounting consequences of compensation paid under our executive compensation program. However, the Compensation Committee believes that its primary responsibility is to maintain an executive compensation program that attracts, retains, and rewards our NEOs. Accordingly, the Compensation Committee has paid, and may continue to pay, in its discretion, compensation that is not fully deductible or is limited as to tax deductibility.

COMPENSATION COMMITTEE REPORT
The Compensation and Nominating Committee has reviewed and discussed the “Compensation Discussion and Analysis” disclosure with management. Based on this review and discussion, the Compensation and Nominating Committee recommended to our Board that the “Compensation Discussion and Analysis” be included in this proxy statement distributed in connection with the Annual Meeting.
The Compensation and Nominating Committee:
Michael Fosnaugh (Chair)
David A. Breach
Lisa Hook
Martin Taylor
Diane Gherson
This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

Summary Compensation Table The following table presents summary information regarding the total compensation awarded to, earned by, and paid to our NEOs for 2021 and, if applicable, 2020 and 2019.
Name and Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total($)
Andre Durand(5) Chief Executive Officer	2021	435,000	—	4,439,290	614,655	8,700	5,497,645
	2020	435,000	—	4,746,342	163,614	8,550	5,353,506
	2019	414,583	53,660	—	211,938	8,400	688,581
Raj Dani Chief Financial Officer	2021	375,000	1,500	2,130,850	344,419	8,700	2,860,469
	2020	338,250	—	2,278,256	112,130	8,550	2,737,186
	2019	326,000	48,383	—	186,675	8,400	569,458
B. Kristian Nagel Chief Operating Officer	2021	375,000	1,500	2,130,850	423,900	29,592	2,960,842
	2020	356,250	—	2,278,256	145,350	56,609	2,836,465
	2019	350,000	52,657	—	206,985	47,105	656,747
Bernard Harguindeguy SVP of Special Projects; Former Chief Technology Officer	2021	300,000	1,500	665,904	211,950	8,700	1,188,054
	2020	300,090	—	711,951	76,523	8,550	1,097,114
	2019	300,000	29,850	—	117,450	8,400	455,700
Lauren Romer(6) Former Chief Legal Officer and Secretary	2021	315,000	—	887,858	222,547	8,700	1,434,105
	2020	281,250	—	711,951	71,719	8,550	1,073,470

(1)
Amounts represent discretionary cash bonus amounts earned by our NEOs in respect of certain performance and Company operational objectives, as well as with respect to tenure.

(2)
Amounts represent the grant date fair value of RSUs, granted to our NEOs as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs are set forth in Notes 2 and 12 to the consolidated financial statements included in our Annual Report on Form 10-K. See “Compensation Discussion and Analysis — Equity Incentive Awards” above for additional details. The amounts reported in this column reflect the accounting cost of the RSUs, as applicable, and do not correspond to the actual economic value that may be received by our NEOs in respect of the awards.

(3)
Amounts represent annual cash incentive awards earned by our NEOs under our annual incentive award program. See “Compensation Discussion and Analysis — Annual Cash Incentive Awards” above for additional details.

(4)
Included in the “All Other Compensation” column for 2021 were the following items: For all NEOs, Company 401(k) match, and, for Mr. Nagel, Covid relief payment ($500) and housing allowance ($20,392).

(5)
Mr. Durand serves on our Board, but is not paid additional compensation for such service.

(6)
No amounts are included for Ms. Romer for 2019 because she was not an NEO for 2019.

Grants of Plan-Based Awards Table
The following table sets forth information regarding plan-based awards made to each of our NEOs during 2021.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number Of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name		Threshold ($)(2)	Target ($)	Maximum ($)
Andre Durand	—	113,100	435,000	652,500	—	—
	04/01/2021		—	—	202,430	4,439,290
Raj Dani	—	63,375	243,750	365,625	—	—
	04/01/2021		—	—	97,166	2,130,850
B. Kristian Nagel	—	78,000	300,000	450,000	—	—
	04/01/2021		—	—	97,166	2,130,850
Bernard Harguindeguy	—	39,000	150,000	225,000	—	—
	04/01/2021		—	—	30,365	665,904
Lauren Romer	—	40,950	157,500	236,250	—	—
	04/01/2021		—	—	40,486	887,858

(1)
Amounts represent the threshold, target, and maximum annual cash incentive award opportunities by our NEOs under our annual incentive award program. Bonus payouts are calculated using the NEO’s bonus target percentage multiplied by their eligible base earnings in the calculation period. See “Compensation Discussion and Analysis — Annual Cash Incentive Awards” above for additional details. The actual amounts paid to our NEOs under our annual incentive award program for 2021 are set forth in the Non-Equity Incentive Plan Compensation of the Summary Compensation Table above.

(2)
The amounts reported in the threshold column were calculated assuming threshold level achievement of all performance goals, which would result in a bonus payout of 26% of the NEO’s target annual bonus.

(3)
Amounts represent the number of RSUs granted to our NEOs in 2021. See “Compensation Discussion and Analysis — Equity Incentive Awards” above for additional details.

(4)
Amounts represent the grant date fair value of RSUs granted to our NEOs in 2021, as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs are set forth in Notes 2 and 12 to the consolidated financial statements included in our Annual Report on Form 10-K. See “Compensation Discussion and Analysis — Equity Incentive Awards” above for additional details. The amounts reported in this column reflect the accounting cost of the RSUs and do not correspond to the actual economic value that may be received by our NEOs in respect of the awards.

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table shows the number of unvested equity awards held by our NEOs as of December 31, 2021.
			Option Awards					Stock Awards
Named Executive Officer	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Andre Durand	06/30/2016	06/30/2016	806,610	—	453,390	7.85	06/29/2026	—	—
	09/25/2017	09/30/2017	110,500	—	55,250	8.48	09/24/2027	—	—
	04/01/2020	04/01/2020	—	—	—	—	—	177,810	4,068,293
	04/01/2021	04/01/2021	—	—	—	—	—	202,430	4,631,598
Raj Dani	09/13/2016	09/13/2016	32,334	—	124,667	7.85	09/12/2026	—	—
	09/25/2017	09/30/2017	28,334	—	14,167	8.48	09/24/2027	—	—
	09/18/2018	09/18/2018	50,648	11,686	31,167	11.79	09/17/2028	—	—
	04/01/2020	04/01/2020	—	—	—	—	—	85,350	1,952,808
	04/01/2021	04/01/2021	—	—	—	—	—	97,166	2,223,158
B. Kristian Nagel	12/28/2018	12/10/2018	137,603	79,502	159,008	13.44	12/27/2028	—	—
	04/01/2020	04/01/2020	—	—	—	—	—	85,350	1,952,808
	04/01/2021	04/01/2021	—	—	—	—	—	97,166	2,223,158
Bernard Harguindeguy	09/26/2018	09/26/2018	108,125	31,875	85,000	11.79	09/25/2028	—	—
	04/01/2020	04/01/2020	—	—	—	—	—	26,672	610,255
	04/01/2021	04/01/2021	—	—	—	—	—	30,365	694,751
Lauren Romer	06/30/2016	06/30/2016	6,374	—	34,000	7.85	06/29/2026	—	—
	03/19/2018	03/19/2018	8,854	1,770	14,167	8.49	03/18/2028	—	—
	09/18/2018	09/18/2018	18,688	9,561	25,500	11.79	09/17/2028	—	—
	04/01/2020	04/01/2020	—	—	—	—	—	26,672	610,255
	04/01/2021	04/01/2021	—	—	—	—	—	40,486	926,320

(1)
The shares underlying the options were scheduled to vest over a four-year period, with 25% of the shares to vest upon completion of one year of service measured from the vesting commencement date, and the balance to vest in 12 successive equal quarterly installments, subject to accelerated vesting if Vista’s return on its investment in the Company equals or exceeds $1.491 billion, in each case, subject to continuous service. The shares underlying the options will vest in March 2022.

(2)
The shares underlying the options will vest in March 2022, when Vista’s return on its investment in the Company exceeded $1.491 billion.

(3)
The RSUs vest over a four-year period, with 25% of the shares to vest on the completion of each one-year anniversary of the vesting commencement date, subject to continuous service. The RSUs will fully vest upon a qualifying termination of employment following a change in control of the Company. See “Potential Payments Upon Termination or Change in Control” below for additional details.

(4)
The amounts reported in this column are equal to the number of RSUs subject to the award multiplied by $22.88, which was the per share closing price of a share of our common stock on December 31, 2021 on the NYSE.

Option Exercises and Stock Vested
The following table shows information for each of our NEOs regarding stock options exercised and stock awards vested during 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Andre Durand	100,000	1,752,240	59,270	1,299,791
Raj Dani	43,000	984,315	28,449	623,887
B. Kristian Nagel	9,876	183,299	28,449	623,887
Bernard Harguindeguy	—	—	8,890	194,958
Lauren Romer	37,096	737,910	8,890	194,958

(1)
For option awards, the value realized on exercise is calculated by multiplying the number of shares shown in the table by the market value at the time of exercise less the exercise price.

(2)
For stock awards, the value realized is based on the closing price of our common stock on the vesting date.

Pension Benefits and Nonqualified Deferred Compensation
None of our NEOs participated in or received benefits from a pension plan or from a nonqualified deferred compensation plan during 2021 or in any prior year.
Potential Payments Upon Termination or Change in Control
We have employment letter agreements with each of our NEOs that provide for at-will employment and set forth each NEO’s initial annual base salary, target annual cash incentive award opportunity, and eligibility to participate in our benefit plans generally. Each NEO is also subject to our standard confidentiality, invention assignment, non-solicit, non-compete, and arbitration agreement. The employment letter agreements also provide that upon a termination by us without “cause” or resignation for “good reason,” each as defined therein, subject to the execution and delivery of a fully effective release of claims in favor of the Company, Mr. Durand, Mr. Dani, and Mr. Nagel will receive a lump sum cash payment equal to 12 months, nine months, and six months of base salary, respectively, and each of Ms. Romer and Mr. Harguindeguy will receive one month of base salary for each completed year of service, up to a maximum of four months of base salary for Ms. Romer and three months of base salary for Mr. Harguindeguy. Mr. Durand is also entitled to a monthly cash payments equal to our contribution toward health insurance for up to 12 months following such a termination or resignation.
Prior to their vesting in March of 2022, any unvested portions of the time-based stock options and the return-based stock options granted to our NEOs prior to our IPO were eligible to vest upon (i) a “termination event,” as defined in our 2016 Stock Option Plan, which includes a sale of stock or consolidation, merger, or reorganization, in each case, that results in any person or group obtaining possession of voting power to elect the majority of our Board or the sale of all or substantially all of our assets, or any consolidation, merger, or reorganization of the Company into another entity as a result of which any person or group obtains, in which Vista’s return on its investment in the Company equals or exceeds $1.491 billion; or (ii) upon the realization by Vista of an investment return of $1.491 billion through the sale of Vista’s equity in the Company to the public markets.
The RSUs granted to our NEOs would vest upon a termination of employment by us other than for cause, due to the NEO’s death or disability, or due to a resignation by the NEO for good reason (as each such term is defined in our Omnibus Incentive Plan), in each case, within 24 months following a change in control (as defined in our Omnibus Incentive Plan).

The table below sets for the change in control and severance benefits that would be payable to our NEOs if their employment terminated under the circumstances described below and/or a change in control occurred, in each case, on December 31, 2021.
Name	Cash ($)	Continued Health Benefits ($)	Equity ($)	Total
Andre Durand
Termination without Cause/Resignation for Good Reason(1)	435,000	24,000	—	459,000
Change in Control(2)	—	—	7,610,052	7,610,052
Termination without Cause/Resignation for Good Reason within 24 months following Change in Control(1)(3)	435,000	24,000	8,699,891	9,158,891
Death/Disability within 24 months following Change in Control(3)	—	—	8,699,891	8,699,891
Raj Dani
Termination without Cause/Resignation for Good Reason(1)	281,250	—	—	281,250
Change in Control(2)	—	—	2,552,990	2,552,990
Termination without Cause/Resignation for Good Reason within 24 months following Change in Control(1)(3)	281,250	—	4,175,966	4,457,216
Death/Disability within 24 months following Change in Control(3)	—	—	4,175,966	4,175,966
B. Kristian Nagel
Termination without Cause/Resignation for Good Reason(1)	187,500	—	—	187,500
Change in Control(2)	—	—	2,251,534	2,251,534
Termination without Cause/Resignation for Good Reason within 24 months following Change in Control(1)(3)	187,500	—	4,175,966	4,363,466
Death/Disability within 24 months following Change in Control(3)	—	—	4,175,966	4,175,966
Bernard Harguindeguy
Termination without Cause/Resignation for Good Reason (1)	75,000	—	—	75,000
Change in Control(2)	—	—	1,296,144	1,296,144
Termination without Cause/Resignation for Good Reason within 24 months following Change in Control(1)(3)	75,000	—	1,305,007	1,380,007
Death/Disability within 24 months following Change in Control(3)	—	—	1,305,007	1,305,007
Lauren Romer
Termination without Cause/Resignation for Good Reason (1)	106,667	—	—	106,677
Change in Control(2)	—	—	1,129,180	1,129,180
Termination without Cause/Resignation for Good Reason within 24 months following Change in Control(1)(3)	106,667	—	1,536,575	1,643,242
Death/Disability within 24 months following Change in Control(3)	—	—	1,536,575	1,536,575

(1)
Cash severance amounts are calculated based on the NEO’s annual base salary as in effect on December 31, 2021 and, for Mr. Durand, assuming that our cost for continued health insurance is $2,000 per month.

(2)
The amount included in the equity column assumes that the change in control will result in Vista’s return on its investment in the Company equaling or exceeding $1.491 billion and, as a result, that all performance-based stock options would vest and all unvested time-based option vesting would accelerate. The amount included in the equity column is the value of the unvested performance-based and time-based stock options held by the NEO as of December 31, 2021 based on the closing price per share on the NYSE on December 31, 2021 of $22.88.
(3)
The amount included in the equity column is the value of the unvested RSUs held by the NEO on December 31, 2021 based on the closing price per share on the NYSE on December 31, 2021 of $22.88.

Pay Ratio Disclosure
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer to the median of the annual total compensation of all of our employees other than our principal executive officer. During 2021, our principal executive officer was our Chief Executive Officer, Andre Durand. For 2021, the annual total compensation for Mr. Durand, as reported in the Summary Compensation Table, was $5,497,645, and the annual total compensation for our median employee was $120,472, resulting in an estimated pay ratio of approximately 46:1.
In accordance with Item 402(u) of Regulation S-K, we identified the median employee as of December 31, 2021 by aggregating for each employee employed on this date, excluding all 24 employees in India on this date (representing 1.9% of our total employees on this date) as permitted under the de minimis exclusion to the pay ratio rules, (i) base salary or wages actually paid for 2021 and (ii) actual cash incentive compensation for 2021. We chose this as our consistently applied compensation measure because we believed it was representative of employee compensation at the Company. We then ranked from lowest to highest using this compensation measure. This calculation was performed for all of our employees who were employed on December 31, 2021, excluding Mr. Durand. Once we selected the median employee, we calculated this employee’s compensation in the same manner as we calculated Mr. Durand’s compensation for purposes of the Summary Compensation Table.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Non-Employee Director Compensation
The following table presents the total compensation for each person who served as a non-employee member of our Board during 2021. Mr. Durand, our CEO, receives no compensation for service as a director and, consequently, is not included in this table. The compensation received by Mr. Durand as an employee of the Company is presented in the Summary Compensation Table above.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Clifford Chiu(2)	50,000	—	50,000
John McCormack	100,000	153,123	253,123
Lisa Hook	100,000	153,123	253,123
Yancey L. Spruill	120,000	153,123	273,123
Diane Gherson(3)	75,000	153,123	228,123
Paul Martin(4)	100,000	153,123	253,123
Michael Fosnaugh(5)	—	—	—
Rod Aliabadi(5)	—	—	—
David Breach(5)	—	—	—
Martin Taylor(5)	—	—	—

(1)
Amounts represent the grant date fair value of RSUs granted to the applicable directors in 2021, as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs are set forth in Notes 2 and 12 to the consolidated financial statements included in our Annual Report on Form 10-K. The amounts reported in this column reflect the accounting cost of the RSUs and do not correspond to the actual economic value that may be received by such directors in respect of the awards. As of December 31, 2021, 31,755 stock awards were held collectively by Non-Employee Directors and individually in the following amounts: Clifford Chiu, 0; John McCormack, 6,351; Lisa Hook, 6,351; Yancey L. Spruill, 6,351; Diane Gherson, 6,351; and Paul Martin, 6,351.

(2)
Mr. Chiu did not stand for reelection at our 2021 annual meeting and his service on our Board terminated on May 6, 2021.

(3)
Ms. Gherson joined our Board in March 2021.

(4)
Mr. Martin joined our Board in January 2021.

(5)
Representatives of Vista receive no compensation for their service as directors on our Board.

Non-Employee Director Compensation Policy
We compensate our non-employee directors according to the following structure:
Description	Amount
Annual cash compensation	$100,000
Additional annual cash compensation for chair of committee	$20,000
Annual equity compensation	$150,000 (RSUs)
We have entered into indemnification agreements with each of our NEOs and directors. The indemnification agreements provide our NEOs and directors with contractual rights to indemnification, expense advancement, and reimbursement, to the fullest extent permitted under applicable law.
Representatives of Vista receive no compensation for service as directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies for Approval of Related Party Transactions
We have adopted a written policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:
•
the related person’s relationship to us and interest in the transaction;

•
the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•
the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;

•
the benefits to us of the proposed transaction;

•
if applicable, the availability of other sources of comparable products or services; and

•
an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith.
In addition, under our Code of Ethics our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
Other than compensation arrangements for our directors and named executive officers, which are described in the section entitled “Executive and Director Compensation”, below we describe any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships during the fiscal year ended December 31, 2021 which we were a participant or will be a participant, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Director Nomination Agreement
We are party to a Director Nomination Agreement with Vista that provides Vista the right to designate nominees for election to our Board for so long as Vista beneficially owns 5% or more of the total number of shares of our common stock that it owns as of the completion of our IPO. Vista owns approximately 9.94% as of March 7, 2022. Vista may also assign its designation rights under the Director Nomination Agreement to an affiliate. The Director Nomination Agreement provides Vista the right to designate: (i) all of the nominees for election to our Board for so long as Vista beneficially owns 40% or more of the Original Amount; (ii) a number of directors (rounded up to the nearest whole number) equal to 40% of the total directors for so long as Vista beneficially owns at least 30% and less than 40% of the Original Amount; (iii) a number of directors (rounded up to the nearest whole number) equal to 30% of  the total directors for so long as Vista beneficially owns at least 20% and less than 30% of the Original Amount; (iv) a number of directors (rounded up to the nearest whole number) equal to 20% of the total directors for so long as Vista beneficially owns at least 10% and less than 20% of the Original Amount; and (v) one director for so long as Vista beneficially owns at least 5% and less than 10% of the Original Amount. In each case, Vista’s nominees must comply with applicable law and stock exchange rules. In addition, Vista is entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of the director’s term regardless of Vista’s beneficial ownership at such time. Vista also has the right to have its designees participate on committees of our Board proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. The Director Nomination Agreement will also prohibit us from increasing or decreasing the size of our Board without the prior written consent of Vista. This agreement will terminate at such time as Vista owns less than 5% of the Original Amount.
Registration Rights Agreement
We are party to a registration rights agreement with Vista. Vista is entitled to request that we register Vista’s shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” Vista is also entitled to participate in certain of our registered offerings, subject to the restrictions in the registration rights agreement. We will pay Vista’s expenses in connection with Vista’s exercise of these rights. The registration rights described in this paragraph apply to shares of our common stock held by Vista and its affiliates and (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), or repurchased by us or our subsidiaries. In addition, with the consent of the company and holders of a majority of Registrable Securities, any Registrable Securities held by a person other than Vista and its affiliates will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act. In addition, Mr. Durand has “piggyback” registration rights under the registration rights agreement, subject to certain terms and conditions.
Indemnification of Officers and Directors
We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements provide the officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.
Relationship with Vista
On November 23, 2021, we entered into a new credit agreement for a new term loan B facility consisting of an aggregate principal amount of $300 million with a consortium of lenders. As of December 31, 2021, Vista held $19.5 million of our outstanding term loan debt.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of March 7, 2022 for:
•
each person or group known to us who beneficially owns more than 5% of our common stock;

•
each of our directors;

•
each of our Named Executive Officers; and

•
all of our directors and executive officers as a group.

Each shareholder’s percentage ownership is based on 83,868,460 shares of common stock outstanding as of March 7, 2022. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or RSUs that are currently exercisable or exercisable or will vest within 60 days of March 7, 2022 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the shareholder.
Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Ping Identity Corporation, 1001 17th St, Suite 100, Denver, CO 80202. Beneficial ownership representing less than 1% is denoted with an asterisk (*).
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Vista Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8,335,350(1)	9.94%
Named Executive Officers and Directors
Andre Durand(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,568,877	1.84%
B. Kristian Nagel(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	449,081	*
Raj Dani(4). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	361,703	*
Lauren Romer(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	185,088	*
Bernard Harguindeguy(6) . . . . . . . . . . . . . . . . . . . . . . . . .	247,301	*
Rod Aliabadi . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	*
David A. Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	*
Michael Fosnaugh . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	*
Diane Gherson(7). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7,209	*
Lisa Hook(8). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	17,158	*
Paul Martin(9). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8,373	*
John McCormack(10). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	52,507	*
Yancey L. Spruill(11). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	23,996	*
Martin A. Taylor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	*
All executive officers and directors (13 individuals)(12) . . . .	2,488,904	2.89%

(1)
As reported on the Schedule 13G/A filed February 9, 2022, represents 5,157,145 shares held directly by Vista Equity Partners Fund VI, L.P., 3,115,448 shares held directly by Vista Equity Partners Fund VI-A, L.P. and 62,757 shares held directly by VEPF VI FAF, L.P. Vista Equity Partners Fund VI GP, L.P., (“Fund VI GP”), is the sole general partner of each of the Vista Funds. Fund VI GP’s sole general partner is VEPF VI GP, Ltd. (“Fund VI UGP”). Robert F. Smith is the Sole Director of Fund VI UGP, as well as one of its 11 Members. VEPF Management, L.P. (the “Management Company”), is the sole management company of each of the Vista Funds. The Management Company’s sole general partner is VEP Group, LLC (“VEP Group”) and the Management Company’s sole limited partner is Vista Equity Partners Management, LLC (“VEPM”). VEP Group is the Senior Managing Member of VEPM. Robert F. Smith is the sole Managing Member of VEP Group. Consequently, Mr. Smith, Fund VI GP, Fund VI UGP, the Management Company and VEP Group may be deemed the beneficial owners of the shares held by the Vista Funds. The principal business address of each of the Vista Funds, Fund VI GP, Fund VI UGP, the Management Company and VEP Group is c/o Vista Equity Partners, 4 Embarcadero Center, 20th Fl., San Francisco, California 94111. The principal business address of Mr. Smith is c/o Vista Equity Partners, 401 Congress Drive, Suite 3100, Austin, Texas 78701.
(2)
Represents 1,425,750 shares that may be acquired within 60 days upon the exercise of vested options and 109,877 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(3)
Represents 376,113 shares that may be acquired within 60 days upon the exercise of vested options and 52,741 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(4)
Represents 293,003 shares that may be acquired within 60 days upon the exercise of vested options and 52,741 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(5)
Ms. Romer, who served as our Chief Legal Officer and Secretary, left her position effective December 31, 2021 and will continue to serve in an advisory role until Spring 2022. This amount represents 118,914 shares that may be acquired within 60 days upon the exercise of vested options.

(6)
Mr. Harguindeguy, who served as our Chief Technology Officer, transitioned into a new role as SVP of Special Projects on October 31, 2021 and ceased to be an executive officer of the company at such time. This amount represents 225,000 shares that may be acquired within 60 days upon the exercise of vested options and 16,482 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(7)
Includes 6,351 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(8)
Includes 6,351 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(9)
Includes 6,351 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(10)
Includes 6,351 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(11)
Includes 6,351 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

(12)
Includes 2,094,866 shares that may be acquired within 60 days upon the exercise of vested options and 247,114 shares that may be acquired within 60 days upon the vesting and settlement of RSUs.

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information, as of December 31, 2021, about the securities authorized for issuance under the Company’s Omnibus Incentive Plan and the 2016 Stock Option Plan (“2016 Plan”) and is categorized according to whether the equity plan was previously approved by stockholders.
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Shares Remaining Available for Future Issuance(4)
Equity Compensation Plans Approved by Security Holders	7,893,589	9.57	8,047,146
Equity Compensation Plans Not Approved by Security Holders(1)	—	—	—
Total	7,893,589	9.57	8,047,146

(1)
The maximum number of shares available for issuance under the Omnibus Incentive Plan may not exceed 9,300,000 shares (the “Shares Reserve”). The Share Reserve will automatically increase on each January 1 that occurs each year until 2029, by an amount equal to 5% of the total number of shares outstanding on December 31 of the preceding calendar year, or a lesser number as may be determined by the Board.
(2)
Includes 3,331,782 shares issuable upon the exercise of outstanding stock options and 4,561,807 shares issuable upon the vesting of outstanding RSUs.

(3)
As RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(4)
Includes 8,047,146 shares remaining under the Shares Reserve. Following the Company’s initial public offering on September 23, 2019, awards are no longer granted under the 2016 Plan and no shares remaining available for future issuance under this plan have been included above.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP for the year ended December 31, 2021 are described below and under “Audit Committee Report.”
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2021 and 2020:
	2021	2020
Audit Fees(1)	$2,433,766	$2,173,931
Audit-Related Fees	$—	$—
Tax Fees(2)	$207,948	$130,200
All Other Fees(3)	$6,395	$900
Total	$2,648,109	$2,305,031

(1)
Includes the aggregate fees for professional services rendered in connection with the audit of our consolidated financial statements and our internal control over financial reporting for fiscal years 2021 and 2020 included in Form 10-K and the quarterly reviews of financial statements included in Forms 10-Q. Includes amounts related to the implementation of current expected credit losses in 2021, , as well as procedures related to registration statements in 2021 and 2020.

(2)
Includes the aggregate fees for tax compliance services and other tax services.

(3)
Includes aggregate fees for advisory services and subscriptions provided.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Ping Identity management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services, regardless of cost, to the extent required by the Exchange Act and the Sarbanes- Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee may consider the amount or range of estimated fees as a factor in determining whether a proposed service would impair the registered public accounting firm’s independence. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Company’s Chief Financial Officer or the Controller and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and the PCAOB’s rules on registered public accounting firm independence.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm.
The Audit Committee approved all services provided by PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Ratification of the appointment of PricewaterhouseCoopers LLP requires affirmative votes from the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote. If Ping Identity’s shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace PricewaterhouseCoopers LLP as our independent registered public accounting firm if it is determined that it is in Ping Identity’s best interests to do so.
The Audit Committee and the Board recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2022.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee is composed of four independent directors (as defined by the NYSE Listing Standards) and met four times in 2021. Our Audit Committee operates under a written charter, which is posted on our website at investor.pingidentity.com. As provided in the charter, the Audit Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee
•
reviewed and discussed the audited financial statements for the year ended December 31, 2021 with our management;

•
discussed with our independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•
received the written disclosures and the letter from the PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021.
Respectfully submitted by:
Yancey Spruill
Lisa Hook
Paul Martin
John McCormack

This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

PROPOSAL 3 — SAY-ON-PAY
We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers in 2021, as disclosed in the “Compensation Discussion and Analysis,” the “Summary Compensation Table,” and the related compensation tables and narrative disclosure. Although this advisory vote is not binding, our Board and the Compensation Committee value the shareholders’ opinions and the Compensation Committee intends to consider the voting results when evaluating our executive compensation program and determining the compensation of our executives in the future.
As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation programs are designed to help us attract, retain, and incentivize talented executives, to closely align pay with performance, and to align the interests of our NEOs with those of our shareholders. We believe in promoting a pay-for-performance culture, and, accordingly, as described in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has tied a meaningful portion of our NEOs’ compensation to the attainment of key performance goals that we believe will help us attain short- and long-term business objectives and create shareholder value. Please read the “Compensation Discussion and Analysis” section for additional details about our executive compensation objectives, philosophy, and programs, along with the compensation paid to our NEOs with respect to the fiscal year ended December 31, 2021 and the rationale for such compensation.
The Board recommends a vote “FOR” approval, on an advisory basis, the compensation of our NEOs as described in this proxy statement.

PROPOSAL 4 — APPROVAL OF PING IDENTITY HOLDING CORP.
2022 EMPLOYEE STOCK PURCHASE PLAN
Background
We are asking shareholders to approve the Ping Identity Holding Corp. 2022 Employee Stock Purchase Plan (the “2022 ESPP”), which the Board has approved subject to the approval of our shareholders.
We strongly believe in improving opportunities for our employees to reap the benefits of increases in our stock’s value. The ability to contribute a portion of earnings to purchase our shares would represent a key benefit for our employees. We believe that such a program improves our ability to attract, retain and incentivize our talent, and ultimately, better aligns the interests of our employees with those of our shareholders. As of March 7, 2022, we anticipate that approximately 1,180 employees will be eligible to participate in the 2022 ESPP.
Summary of the 2022 ESPP
The following general description of material features of the 2022 ESPP is qualified in its entirety by reference to the provisions of the 2022 ESPP set forth in Appendix A.
Purpose and Eligibility
The purpose of the 2022 ESPP is to provide our eligible employees (and eligible employees of any of our subsidiaries or affiliates that have been designated by the Administrator (as defined below) as eligible to participate in the 2022 ESPP (“Designated Companies”)) with an opportunity to purchase shares of our common stock, par value $0.001, through payroll deductions. The 2022 ESPP is intended to have two components: a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”) (the “423 Component”) and a component that is not intended to so qualify (the “Non-423 Component”). Except as otherwise provided, the Non-423 Component will be operated and administered in the same manner as the 423 Component, except where prohibited by law.
Employees who provide (or are expected to provide) services to us or a Designated Company for more than five months in any calendar year (or any lesser number of months established by the Administrator if required by applicable local law) will be eligible to participate in the 2022 ESPP, provided that the Administrator, in its discretion, may exclude any or all of the following individuals unless prohibited by applicable law, so long as, for offerings under the 423 Component, any such exclusion is applied uniformly to all employees: any individual who (i) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion); (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion); (iii) customarily works not more than five months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion); (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code; or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act.
In addition, (i) individuals classified as an intern or temporary employee are not eligible to participate in the Non-423 Component, and (ii) with respect to the 423 Component, an employee may not be granted rights to purchase shares under the 2022 ESPP (A) to the extent that, immediately after the grant, such employee would own capital stock of the Company or any parent or subsidiary of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any parent or subsidiary of the Company, or (B) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company or any parent or subsidiary of the Company accrues at a rate that exceeds $25,000 worth of stock for each calendar year in which such option is outstanding.
Administration
The 2022 ESPP will be administered by the Board or a committee of the Board (or its delegates) (the “Administrator”), subject to applicable laws. The Administrator will have full and exclusive authority to interpret the terms of the 2022 ESPP and determine eligibility, subject to the conditions of the 2022 ESPP, as described below.

Share Reserve
The maximum aggregate number of shares that may be issued pursuant to the 2022 ESPP will be equal to 1,500,000 shares. In addition, on each January 1 beginning on January 1, 2023 and ending on January 1, 2032, the aggregate number of shares reserved for issuance under the 2022 ESPP will be increased automatically by the number of shares equal to 1% of the total number of outstanding shares of common stock on the immediately preceding December 31; except that the Administrator may in its sole discretion reduce the amount of the increase in any particular year. The aggregate number of shares issued pursuant to the 423 Component over the term of the 2022 ESPP will not exceed 1,500,000 shares of common stock, increased annually by the same number of shares as set forth in the previous sentence.
Contributions and Purchases
The 2022 ESPP will permit participants to purchase common stock through contributions (in the form of payroll deductions or otherwise to the extent permitted by the Administrator) of up to 15% of their eligible compensation, which includes a participant’s regular and recurring straight time gross earnings, payments for overtime and shift premium, but exclusive of payments for incentive compensation, bonuses, equity compensation, and other similar compensation. Subject to the eligibility requirements discussed above, a participant may purchase a maximum of 1,500 shares of common stock during each purchase period. The 2022 ESPP will have purchase periods of approximately six months, commencing on the first trading day after one exercise date and ending with the next exercise date, as determined by the Administrator. The offering periods will commence on the first trading day on or after July 1 and January 1 of each year and terminate on the last trading day on or before December 31 and June 30, respectively, approximately six months later. The Administrator may, in its discretion, modify the terms of future offering periods, provided that no offering period may be longer than 27 months.
Amounts contributed and accumulated by the participant during any offering period will be used to purchase shares of our common stock at the end of each six-month purchase period. The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the last trading day of the offering period.
The Administrator may, for any offering period, in its absolute discretion, impose a maximum aggregate number of shares of common stock that may be purchased under the 2022 ESPP , subject to the limitations set forth in the 2022 ESPP.
Withdrawal and Termination of Participation
A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the 2022 ESPP at any time prior to the exercise date by (i) submitting to the Company’s stock administrator (or its designee) a written notice of withdrawal, or (ii) completing an electronic or other withdrawal procedure determined by the Administrator. All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the offering period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made. A participant’s withdrawal from an offering period will not have any effect upon his or her eligibility to participate in succeeding offering periods that commence after the termination of the offering period from which the participant withdraws. A participant will be deemed to have elected to withdraw from the 2022 ESPP upon the termination of the participant’s employment for any reason or in the event the participant is no longer eligible to participate in the 2022 ESPP.
Restriction on Transfers
A participant may not transfer rights granted under the 2022 ESPP other than by will, the laws of descent and distribution or as otherwise provided under the 2022 ESPP.
Adjustments
In the event of certain changes in our capitalization, to prevent dilution or enlargement of the benefits or potential benefits available under the 2022 ESPP, the Administrator will make adjustments, as it may deem equitable, to the number and class of shares that may be delivered, the applicable purchase price for shares, and/or the numerical share limits, pursuant to the 2022 ESPP.
Dissolution or Liquidation
In the event of our proposed liquidation or dissolution, any offering period then in progress will be shortened by setting a new exercise date, and will terminate immediately prior to such liquidation or dissolution unless otherwise determined by the Administrator. The Administrator will notify participants of the new exercise date in writing or electronically, at which time any participant’s purchase rights will be automatically exercised, unless the participant has earlier withdrawn from the offering period.
Certain Transactions
In the event of a merger, consolidation or similar transaction directly or indirectly involving the Company in which the Company is not the surviving corporation, each outstanding option will be assumed or an equivalent option substituted by the acquiring or successor corporation. If the acquiring or successor corporation does not assume or substitute the option for another award, the offering period then in progress will be shortened by setting a new exercise date. The Administrator will notify each participant, in writing or electronically that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.
Summary of Material U.S. Federal Income Tax Considerations
Section 423 Component
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2022 ESPP under the 423 Component. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
The rights of participants to make purchases under the 2022 ESPP are intended to qualify under the provisions of Section 423 of the Code. Assuming such qualification, no income will be taxable to a participant until the sale or other disposition of shares purchased under the 2022 ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period of such shares prior to disposing of them.
If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income generally measured as the lesser of (i) the excess of the fair market value of the shares at the time such sale or disposition (or death) over the purchase price of such shares or (ii) the excess of the fair market value of the shares at the time the option was granted over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares are held for at least the holding periods described above but are sold for a price that is less than the purchase price, there will be no ordinary income and the difference will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase our shares, or the sale of such shares by a participant, where such participant holds such shares for at least the holding periods described above.
Any sale or other disposition of shares before the expiration of the holding periods described above will be a “disqualifying disposition,” and the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price, and we will be entitled to an income tax deduction for such ordinary income. Any additional gain or loss on such sale or disposition will be a long-term or short-term capital gain or loss, depending on the holding period following the date the shares were purchased by the participant prior to such sale or disposition, and we will not be entitled to an income tax deduction for any such capital gain.

Non-423 Component
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2022 ESPP under the Non-423 Component. Rights granted under the Non- 423 Component are not intended to qualify for favorable U.S. federal income tax treatment associated with rights granted under an “employee stock purchase plan” that qualifies under provisions of Section 423 of the Code. Under this component, a participant will have compensation income equal to the value of the shares at the time of purchase, less the purchase price. When a participant sells shares purchased under the ESPP, he or she also will have a capital gain or loss equal to the difference between the sales proceeds and the value of shares at the time of purchase. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.
Any compensation income that a participant receives upon sale of shares that he or she purchased under the Non-423 Component is subject to withholding for income, Medicare and social security taxes, as applicable.
New Plan Benefits
Participation in the 2022 ESPP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the 2022 ESPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the 2022 ESPP.
Other Information
The 2022 ESPP was approved by the Board on March 14, 2022, subject to shareholder approval (the “Effective Date”). The Administrator may at any time amend, suspend or terminate the 2022 ESPP for any reason. The 2022 ESPP will continue in effect until the tenth anniversary of the Effective Date unless earlier terminated by the Administrator.
Recommendation of the Board
Ping Identity’s Board unanimously recommends that shareholders vote “FOR” the approval of the Ping Identity Holding Corp. 2022 Employee Stock Purchase Plan.
The Board recommends a vote “FOR” the approval of the Ping Identity Holding Corp. 2022 Employee Stock Purchase Plan.

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.
INCORPORATION BY REFERENCE
The Audit Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this document.
AVAILABILITY OF SEC FILINGS, CODE OF ETHICS AND COMMITTEE CHARTERS
Copies of our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Code of Ethics, Corporate Governance Guidelines and the charters of the Audit Committee and Compensation and Nominating Committee, and any reports of beneficial ownership of our Common Stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, investor.pingidentity.com, or may be requested in print, at no cost, by email at investor@pingidentity.com or by mail at Ping Identity Holding Corp., 1001 17th Street, Suite 100, Denver, Colorado 80202, Attention: Investor Relations.
WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is investor.pingidentity.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8- K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.
COST OF PROXY SOLICITATION
Ping Identity is paying the expenses of this solicitation. Ping Identity will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and Ping Identity will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of Ping Identity may solicit proxies in person or by telephone, facsimile, email or other similar means.

Appendix A
PING IDENTITY HOLDING CORP.
2022 EMPLOYEE STOCK PURCHASE PLAN
Section 1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated payroll deductions. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code to the extent possible. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, the Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures, or sub-plans adopted by the Administrator designed to achieve tax, non-U.S. exchange, or securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided, the Non-423 Component, to the extent utilized by the Company, will operate and be administered in the same manner as the 423 Component.
Section 2.    Definitions.    For purposes of the Plan, the following terms will have the following meanings:
“Administrator” means the Board or any Committee designated to administer the Plan pursuant to Section 14.
“Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
“Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable securities and exchange control laws of any non-U.S. country or jurisdiction where options are, or will be, granted under the Plan.
“Board” means the Board of Directors of the Company.
“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation, or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.
“Committee” means a committee of the Board appointed in accordance with Section 14.
“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.
“Company” means Ping Identity Holding Corp., a Delaware corporation, or any successor thereto.
“Compensation” means an Eligible Employee’s regular and recurring straight time gross earnings, payments for overtime and shift premium, but exclusive of payments for incentive compensation, bonuses, equity compensation, and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
“Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies; provided that a Subsidiary that is a Designated Company under the 423 Component may not simultaneously be a Designated Company under the Non-423 Component.

“Effective Date” means March 14, 2022, subject to approval by the stockholders of the Company in the manner and to the degree required under Applicable Laws.
“Eligible Employee” means any individual who is a common law employee (and, with respect to the Non-423 Component, is not classified by the Company as an intern or temporary employee) providing services to the Company or a Designated Company and is (or is expected to be) customarily employed for more than five months in any calendar year by the Employer, or any lesser number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or for Eligible Employees participating in the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or that is legally protected under applicable local laws. Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three months and one day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by Section 423 of the Code) that the definition of Eligible Employee will or will not include an individual if he or she: (a) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (b) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (c) customarily works not more than five months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (d) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (e) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act; provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose employees are participating in that Offering. Such exclusions may be applied with respect to an Offering under a 423 Component in a manner complying with Section 423 of the Code. Such exclusions may be applied with respect to an Offering under the Non-423 Component without regard to the limitations of Section 423 of the Code.
“Employer” means the employer of an Eligible Employee.
“Enrollment Date” means the first Trading Day of each Offering Period.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
“Exercise Date” means the last Trading Day of each Offering Period.
“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(a) if the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock as quoted on such exchange or system on the date of determination (or the closing bid, if no sales were reported);
(b) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c) in the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend or holiday, the Fair Market Value will be the price as determined in accordance with subsections (a) through (c) above (as applicable) on the next business day, unless otherwise determined by the Administrator.
“New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. If an Offering under the 423 Component is made, to the extent permitted by Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Section 423 of the Code.
“Offering Periods” means the periods of approximately six months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after July 1 and January 1 of each year and terminating on the last Trading Day on or before the December 31 and June 30, respectively, approximately six months later. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20, provided that in no event shall an Offering Period exceed 27 months in duration.
“Parent” means a “parent corporation,”    whether now or hereafter existing, as defined in Section 424(e) of the Code. “Participant” means an Eligible Employee who participates in the Plan.
“Plan” means this Ping Identity Holding Corp. 2022 Employee Stock Purchase Plan.
“Purchase Period” means the approximately six-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date. Unless the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.
“Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law) or pursuant to Section 20.
“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading. Section 3. Eligibility.
(a) Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.
(b) Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, an Eligible Employee may be excluded from participation in the Plan or an Offering at the discretion of the Administrator.
(c) Any provisions of the Plan to the contrary notwithstanding, with respect to any Offering under the 423 Component, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate that exceeds $25,000 worth of stock (determined based on the Fair Market Value of the Common Stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
Section 4.    Offering Periods.    The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 of each year, or on such other date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.
Section 5.    Participation.
(a) An Eligible Employee will be entitled to participate in the first Offering Period specified in Section 2 only if such individual submits a subscription agreement authorizing payroll deductions in a form determined by the Administrator to the Company’s designated stock administrator or completes an electronic or other enrollment procedure determined by the Administrator, in each case during such period of time as the Administrator may determine (the “Enrollment Window”). An Eligible Employee’s failure to submit the subscription agreement or complete the enrollment procedure during the Enrollment Window will result in such individual being disqualified from participation in the first Offering Period under the Plan.
(b) An Eligible Employee may participate in the Plan in any Offering Period following the first Offering Period by (i) submitting to the Company’s stock administrator (or its designee), on or before a date prescribed by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) completing an electronic or other enrollment procedure determined by the Administrator, in each case during the applicable Enrollment Window. Unless otherwise determined by the Administrator, a Participant’s subscription agreement (or electronic or other enrollment election) and the designated rate of payroll deduction by a Participant shall continue for future Offering Periods unless the Participant changes or cancels, in accordance with procedures established by the Administrator, prior to the Enrollment Date with respect to a future Offering Period or elects to withdraw from the Plan in accordance with Section 10.
Section 6.    Payroll Deductions.
(a) At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation that he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have the payroll deductions made on such day applied to his or her account under the subsequent Offering Period. A Participant’s subscription agreement (or electronic or other enrollment election) will remain in effect for successive Offering Periods unless terminated as provided in Section 10.
(b) Payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the later of (i) the end of the Enrollment Window, or (ii) the Enrollment Date of the first Offering Period.
(c) All payroll deductions made for a Participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(d) Participants may not increase or decrease the amount of their payroll deductions during a Purchase Period, provided that a Participant may discontinue his or her participation in the Plan as provided in Section 10.
(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant’s payroll deductions may be decreased to 0% by the Administrator at any time during a Purchase Period. To the extent necessary, and subject to Section 423(b)(8) of the Code, payroll deductions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
(f) Notwithstanding any provisions or limits to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions or other methods instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code, or (iii) for Participants participating in the Non-423 Component.
(g) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local, or any other tax liability payable to any authority, including taxes imposed by jurisdictions outside of the U.S., national insurance, social security, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by Section 423 of the Code.
Section 7.    Grant of Options.    On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase under the Plan during each Purchase Period more than 1,500 shares of Common Stock (subject to any adjustment pursuant to Section 19); and provided, further, that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option in accordance with the requirements of Section 5. The Administrator may, for any Offering Period, in its absolute discretion, impose a maximum aggregate number of shares of Common Stock that may be purchased under the Plan, subject to the limitations set forth in Sections 3(c) and 13. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.
Section 8.    Exercise of Option.
(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Fractional shares of Common Stock may be purchased and issued. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.
(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (A) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (B) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
Section 9.    Delivery.    As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or with a trustee or designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker, trustee, or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions or other dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.
Section 10.    Withdrawal.
(a) A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administrator (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) completing an electronic or other withdrawal procedure determined by the Administrator. The Administrator may set forth a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date in accordance with policies it may approve from time to time. All of the Participant’s payroll deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(b) A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
Section 11.    Termination of Employment.    Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan;

however, no Participant shall be deemed to switch from an Offering under the Non-423 Component to an Offering under the 423 Component or vice versa unless (and then only to the extent) such switch would not cause the 423 Component or any option thereunder to fail to comply with Section 423 of the Code.
Section 12.    Interest.    No interest will accrue on the payroll deductions of a Participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall, with respect to Offerings under the 423 Component, apply to all Participants in the relevant Offering, except to the extent otherwise permitted by Section 423 of the Code.
Section 13.    Stock.
(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be equal to 1,500,000 shares of Common Stock. In addition, on each January 1 for the first 10 calendar years after the Effective Date, the aggregate number of shares of Common Stock reserved for issuance under the Plan will be increased automatically by the number of shares equal to 1% of the total number of outstanding shares of the Common Stock on the immediately preceding December 31 (rounded down to the nearest whole share); provided that the Administrator may in its sole discretion reduce the amount of the increase in any particular year; and provided, further, that the aggregate number of shares issued pursuant to the 423 Component over the term of the Plan will not exceed 1,500,000 shares of Common Stock, increased by the same annual increases as is set forth earlier in this sentence.
(b) Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c) Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.
Section 14.    Administration.    The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. To the extent permitted by Applicable Laws, the Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s or Designated Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan, and to establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such procedures, sub-plans, and appendices to this Plan or the subscription agreement as are necessary or appropriate to permit the participation in the Plan by employees who are non-U.S. nationals or employed outside the U.S., the terms of which sub-plans and appendices may take precedence over other provisions of the Plan, with the exception of Section 13(a), but unless otherwise superseded by the terms of such sub-plan or appendix, the provisions of the Plan shall govern the operation of such sub-plan or appendix). Unless otherwise determined by the Administrator, the employees eligible to participate in each sub-plan will participate in a separate Offering under the 423 Component, or if the terms would not qualify under the 423 Component, in the Non-423 Component, in either case, unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures, and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by Section 423 of the Code, the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final, binding, and conclusive upon all parties.
Section 15.    Designation of Beneficiary.
(a) If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
(b) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent, or relative is known to the Company, then to such other person as the Company may designate.
(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b), the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by Section 423 of the Code.
Section 16.    Transferability.    Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.
Section 17.    Use of Funds.    The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that contributions to the Plan by Participants be segregated from the Company’s or the Employer’s general corporate funds and/or deposited with an independent third party; provided that, if such segregation or deposit with an independent third party is required by Applicable Laws, it will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by Section 423 of the Code. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.
Section 18.    Reports.    Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased, and the remaining cash balance, if any.
Section 19.    Adjustments, Dissolution, Liquidation, Certain Transactions.
(a) In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share, and the class and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 6 and 13.
(b) In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.
(c) In the event of a merger, consolidation, or similar transaction directly or indirectly involving the Company in which the Company is not the surviving corporation, each outstanding option will be assumed or an equivalent option substituted by the acquiring or successor corporation or a Parent or Subsidiary of the acquiring or successor corporation. If the acquiring or successor corporation does not assume or substitute the option for another award, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the proposed transaction. The Administrator will notify each Participant, in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.
Section 20.    Amendment or Termination.
(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods, either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12) as soon as administratively practicable.
(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
(c) If the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend, or terminate the Plan to reduce or eliminate such accounting consequence, including, but not limited to:
(i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period or Purchase Period, including an Offering Period underway at the time of the change in Purchase Price, but, with respect to any existing Offerings under the 423 Component, in no event below the lowest Purchase Price permitted by Section 423 of the Code;
(iii) shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;
(iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions; and
(v) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period.
Such modifications or amendments will not require stockholder approval or the consent of any Participants.
Section 21.    Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
Section 22.    Conditions upon Issuance of Shares.    Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
Section 23.    Section 409A of the Code.    The 423 Component of the Plan is intended to be exempt from the application of Section 409A of the Code pursuant to Treasury Regulations § 1.409A-1(b)(5)(ii), and any ambiguities herein will be interpreted to so be exempt from Section 409A of the Code. To the extent the options granted under the Non-423 Component are subject to U.S. taxation, the Non-423 Component is intended to be exempt from the application of Section 409A of the Code as options granted thereunder are intended to constitute “short term deferrals,” and any ambiguities herein will be interpreted such that those options shall so be exempt from Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A of the Code, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company and any of its Parent or Subsidiaries shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company and any of its Parent or Subsidiaries makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A of the Code.
Section 24.    Term of Plan.    The Plan will become effective as of the Effective Date, and will continue in effect until the tenth anniversary thereof, unless earlier terminated under Section 20.
Section 25.    Governing Law.    The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any conflict of law provisions (whether of the State of Delaware or any other jurisdiction).

Section 26.    No Right to Employment.    Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
Section 27.    Severability.    If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality, or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal, or unenforceable provision had not been included.
Section 28.    Compliance with Applicable Laws.    The terms of the Plan are intended to comply with all Applicable Laws and will be construed accordingly.
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PING IDENTITY HOLDING CORP. 1001 17TH STREET, STE 100DENVER, CO 80202 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/02/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/PING2022You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/02/2022. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1.Election of DirectorsNominees01) John McCormack02) Yancey L. Spruill 000 The Board of Directors recommends you vote FOR proposals 2, 3 and 4.2.To ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the year ending December 31, 2022.3.To approve, by an advisory vote, Ping Identity Holding Corp.'s executive compensation (i.e "say on pay" proposal).4.To approve the Ping Identity Holding Corp. 2022 Employee Stock Purchase Plan.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Annual Report and Proxy Statement are available at www.proxyvote.comPING IDENTITY HOLDING CORP.Annual Meeting of Shareholders May 3, 2022 8:00 AM MDTThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Shalini Sharma, Andre Durand and Raj Dani, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PING IDENTITY HOLDING CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, MDT on May 3, 2022, which will be held virtually via the internet at www.virtualshareholdermeeting.com/PING2022, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side